UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Meritage Homes Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholders:

You are cordially invited to join us for our 2009 annual meeting of stockholders, which will be held on Thursday, May 21, 2009, at 10:00 a.m. local time at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260. Holders of record of our common stock as of March 31, 2009, are entitled to notice of and to vote at the 2009 annual meeting.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting. We may also report on matters of current interest to our stockholders.

For the first time, this year we are pleased to be furnishing these materials to our stockholders via the Internet.  We believe this approach will allow us to continue to provide you with the information that you need while expediting your receipt of these materials, lowering our costs of delivery, and reducing the environmental impact of our annual meeting.  If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so at no charge upon your request.  For more information, please refer to the Notice of Internet Availability of Proxy Materials that we previously mailed to you on or about April 8, 2009.

You are welcome to attend the meeting. However, even if you plan to attend, please vote your shares promptly to ensure they are represented at the meeting. You may submit your proxy by Internet or telephone, as described in the following materials, or if you request printed copies of these materials, by completing and signing the proxy card enclosed therein and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy, you may do so automatically by voting in person at the meeting.

If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership to be admitted to the meeting.

We look forward to seeing you at the annual meeting.

Sincerely,

Steven J. Hilton Chairman and Chief Executive Officer

17851 North 85th Street  Suite 300  Scottsdale, Arizona  85255  Phone 480-515-8100

Listed on the New York Stock Exchange — MTH

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Thursday, May 21, 2009

Time: 10:00 a.m. local time

Scottsdale Marriott at McDowell Mountains

16770 North Perimeter Drive

Scottsdale, Arizona 85260

To Our Stockholders:

You are invited to attend the Meritage Homes Corporation 2009 annual meeting of stockholders for the following purposes:

1.                                       To elect three Class II Directors, each to hold office until our 2011 annual meeting,

2.                                       To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year, and

3.                                       To conduct any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items are more fully described in the accompanying proxy.

Only stockholders of record at the close of business on March 31, 2009 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE FOLLOWING MATERIALS. YOU MAY VOTE YOUR SHARES AND SUBMIT A PROXY BY USING THE INTERNET OR TELEPHONE AS DESCRIBED HEREIN OR ON YOUR PROXY CARD.

By Order of the Board of Directors,

C. Timothy White, Secretary

Scottsdale, Arizona

April 8, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2009:

THIS PROXY STATEMENT AND MERITAGE’S 2008 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.INVESTORS.MERITAGEHOMES.COM.  ADDITIONALLY, AND IN ACCORDANCE WITH SEC RULES, YOU MAY ACCESS THESE MATERIALS ON THE COOKIES-FREE WEBSITES INDICATED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT YOU MAY RECEIVE EITHER FROM OUR TRANSFER AGENT, BNY MELLON SHAREOWNER SERVICES, OR BROADRIDGE FINANCIAL SOLUTIONS, INC.

MERITAGE HOMES CORPORATION

17851 NORTH 85TH STREET

SUITE 300

SCOTTSDALE, ARIZONA 85255

(480) 515-8100

www.meritagehomes.com

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meritage Homes Corporation to be used in voting at our annual meeting of stockholders on Thursday, May 21, 2009. The meeting will be held at 10:00 a.m. local time at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260.

On or about April 8, 2009, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record at the close of business on March 31, 2009 (the “record date”).  We are furnishing our proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials to each stockholder of record.  You will not receive a printed copy of our proxy materials unless you request one.  The Notice instructs you as to how you may access and review on the Internet all of the important information contained in the proxy materials or request a printed copy of those materials.  The Notice also instructs you as to how you may vote your proxy.

If you submit a proxy, you are entitled to revoke your proxy at any time before it is exercised by attending the annual meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to our Corporate Secretary at the Company’s address located at the top of this page. Whether or not you plan to be present at the annual meeting, we encourage you to vote your proxy by telephone or via the Internet by following the instructions provided in this proxy statement or on the proxy card.  If you request a printed copy of these materials, you may also provide your proxy by signing the proxy card enclosed therein and returning it in the envelope that will be provided with the printed materials.

The Meritage Board of Directors is soliciting proxies.  We will bear the entire cost of proxy solicitation, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock.

The following information should be reviewed along with the audited consolidated financial statements, notes to consolidated financial statements, report of independent registered public accounting firm and other information included in our 2008 Annual Report to Stockholders that is available on our website at www.meritagehomes.com.

Information about our company and communities is provided on our Internet website at www.meritagehomes.com. Our periodic and current reports, including any amendments, filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), are available, free of charge, on our website as soon as reasonably practicable after they are electronically filed with or furnished to the Securities and Exchange Commission (“SEC”). The information contained on our website is not considered part of our Annual Report on Form 10-K or this proxy statement.

Meritage operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities and setting high standards for ethical conduct. Our Board of Directors has established an audit committee, executive compensation committee and nominating/governance committee. The charter of each of these committees is available on our website, along with our Code of Ethics and our Corporate Governance Principles and Practices. Our committee charters, Code of Ethics and Corporate Governance Principles and Practices are also available in print, free of charge, to any stockholder who requests them by calling us or by writing to us at our principal executive offices at the address listed above, Attention: Corporate Secretary.

VOTING SECURITIES OUTSTANDING

On the record date, there were 30,975,731 shares of Meritage common stock outstanding. The common stock is our only outstanding class of voting securities. Each share is entitled to one vote on each proposal to be voted on at the annual meeting. Only holders of record of common stock at the close of business on the record date will be permitted to vote at the meeting, either in person or by valid proxy.

VOTING PROXIES

Shares of common stock represented by properly executed proxy cards received by the Company in time for the meeting will be voted in accordance with the instructions specified in the proxies. If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR the election as directors of the nominees named in this proxy statement and FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name”, and the Notice is being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder regarding how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder prior to the meeting, the record holder will be entitled to vote your shares in its discretion on Proposal 1 (Election of Directors) and Proposal 2 (Ratification of Independent Registered Public Accounting Firm).

As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

Rules of the New York Stock Exchange (the “NYSE”) determine whether proposals presented at stockholder meetings are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. As a result, brokers or other entities holding shares for an owner in street name may vote on routine proposals even if no voting instructions are provided by the owner.

The management and Board of Directors of the Company know of no other matters to be brought before the meeting. If other matters are properly presented to the stockholders for action at the meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in this proxy to vote in their discretion on all matters on which the shares of common stock represented by such proxy are entitled to vote.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposals fully, you should carefully read this entire proxy statement and the other proxy materials identified in the Notice.

General Information

Date, Time and Place of Meeting	The annual meeting will be held on Thursday, May 21, 2009, at 10:00 a.m. local time at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260.

Record Date

The record date for the annual meeting is March 31, 2009. Stockholders who hold shares of our stock at the close of business on the record date will be entitled to vote on the matters proposed in this proxy statement.

Voting Information

You can vote in person at the annual meeting or submit a proxy to have your shares represented without attending the annual meeting. The shares represented by a properly executed proxy will be voted as you direct. To submit a proxy, you must follow the instructions provided in this proxy statement and in the Notice. You may submit your proxy via the Internet or by calling the telephone number provided in the Notice, and you will be asked to enter your 11- or 12-digit control number. If you request a printed copy of these materials, you may also fill out and sign the proxy card enclosed therein and return it by mail in the envelope provided.

You can revoke your proxy any time before it is voted by written notice delivered to the Company’s Secretary, by timely delivery of a later signed proxy (including via the Internet or telephone), or by voting in person at the annual meeting. Attendance at the meeting alone is not sufficient to revoke your proxy. You must also vote your shares to revoke your proxy.

Quorum

The presence in person or by proxy of stockholders representing a majority of the votes entitled to be cast at the meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists.

The Proposals

Election of Directors (page 3)	Peter L. Ax, Robert G. Sarver and Gerald W. Haddock, each of whom is presently serving as a Class II Director, are nominated for re-election.

The Board of Directors recommends a vote “for” each of these directors.

If a quorum is present, the three nominees who receive the most votes will be elected. Votes that are withheld will not count as votes cast either for or against the nominee. Please vote on this matter.

Ratification of Auditor (page 4)	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

The Board of Directors recommends a vote “for” this proposal.

An affirmative vote of the majority of the votes cast at the annual meeting is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor. Abstentions will not be counted either for or against this proposal. Please vote on this matter. If the appointment is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2009 will stand, unless the Audit Committee determines there is a reason for making a change.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Our Board of Directors currently has six members. The directors are divided into two classes serving staggered two-year terms. This year our Class II Directors are up for election. The Board, upon the recommendation of its Nominating/Governance Committee, has nominated Peter L. Ax, Robert G. Sarver and Gerald W. Haddock, who are presently serving as Class II Directors, for re-election.

Biographical information for each of our director nominees is set forth below:

Peter L. Ax, 50, has been a director since September 2000 and is the managing partner of Phoenix Capital Management, a venture capital firm.  Mr. Ax is the former chairman and chief executive officer of SpinCycle, Inc., a publicly held consolidator and developer of coin-operated Laundromats.  Previously, Mr. Ax served as head of the Private Equity Division and senior vice president of Lehman Brothers in New York.  Mr. Ax is also on the board of directors of iGo, Inc. (NASDAQ: IGOI) and serves on the Advisory Board of Directors of Cascadia Capital, a Seattle based investment banking and merchant banking firm.  Mr. Ax holds an M.B.A. from the Wharton School at the University of Pennsylvania and a law degree from the University of Arizona, and has been a certified public accountant.  He has also been an accounting instructor at the Wharton School and is regularly a judge in the annual Wharton Business Plan competition.

Robert G. Sarver, 47, has been a director since December 1996, and is the chairman and chief executive officer of Western Alliance Bancorporation, a director of Skywest Airlines, and the managing partner of the Phoenix Suns basketball team.  He was the chairman and chief executive officer of California Bank & Trust from 1998 to 2001.  From 1995 to 1998, he served as chairman of Grossmont Bank.  In 1990, Mr. Sarver co-founded and currently serves as the executive director of Southwest Value Partners and Affiliates, a real estate investment company.  Mr. Sarver founded the National Bank of Arizona and was its President until its acquisition by Zions Bancorporation in 1994.  Mr. Sarver has been a certified public accountant.

Gerald W. Haddock, 61, has been a director since January 2005.  Mr. Haddock is the founder of Haddock Enterprises, LLC and formerly served as President and CEO of Crescent Real Estate Equities, a diversified real estate investment trust.  He is currently a Director and Audit Committee Chairman of ENSCO International, Inc., a leading global offshore oil and gas drilling service company.  He also serves on the Board of Directors of the Baylor Foundation of Baylor University and on the Board of Trustees of the M.D. Anderson Proton Therapy Education and Research Foundation.  Mr. Haddock received his Bachelor of Business Administration and Juris Doctorate degrees from Baylor University.  He also received a Master of Laws in Taxation degree from New York University and a Master of Business Administration degree from Dallas Baptist University.

All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, should a nominee become unable to serve or should a vacancy on the Board occur before the annual meeting, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by the Board. In the vote on the election of the director nominees, stockholders may:

•                  vote FOR all nominees;

•                  WITHHOLD votes for all nominees; or

•                  WITHHOLD votes as to specific nominees.

Unless you tell us by your proxy to vote differently, your shares will be voted FOR the Board’s nominees. If a quorum is present, the three nominees who receive the most votes will be elected. Votes that are withheld will not count as either votes for or against the nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS.

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2)

The Board of Directors seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.

Deloitte & Touche LLP was appointed our auditor in 2005 and no relationship exists other than the usual relationship between auditors and clients.

An affirmative vote of the majority of the votes cast at the annual meeting is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor.  Abstentions will not be counted either as for or against this proposal. If the appointment of Deloitte & Touche LLP as auditors for 2009 is not approved by stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2008 will stand, unless the Audit Committee determines there is a reason for making a change.

THE BOARD OF DIRECTORS HAS APPROVED THIS PROPOSAL NO. 2 AND

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

PROPOSAL NO. 2.

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Management.  The following table summarizes, as of March 16, 2009, the number and percentage of outstanding shares of our common stock beneficially owned by the following:

•                  each Meritage director and nominee for director;

•                  each executive officer named in the summary compensation table; and

•                  all Meritage directors and executive officers as a group.

Name Of Beneficial Owner(1)	Position With The Company	Number Of Shares Owned		Right To Acquire By May 15, 2009	Total Shares Beneficially Owned(2)	Percent Of Outstanding Shares (3)
Steven J. Hilton	Director, Chairman and CEO	1,906,204	(4)	279,674	2,185,878	7.08
Robert G. Sarver	Director	496,000	(5)	21,750	517,750	1.68
Raymond Oppel	Director	47,000	(6)	27,750	74,750	*
Peter L. Ax	Director	36,000		17,750	53,750	*
Richard T. Burke, Sr.	Director	26,000		17,750	43,750	*
Gerald W. Haddock	Director	30,000	(7)	7,750	37,750	*
Larry W. Seay	Executive Vice President, Chief Financial Officer and Chief Accounting Officer	101,965		122,667	224,632	*
C. Timothy White	Executive Vice President, General Counsel and Secretary	58,764		36,000	94,764	*
Steven M. Davis	Executive Vice President—Chief Operating Officer	55,000		14,000	69,000	*
All current directors and executive officers as a group (9 persons)		2,756,933		545,091	3,302,024	10.69

*              Less than 1%.

(1)                                  The address for our directors and executive officers is c/o Meritage Homes Corporation, 17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255.

(2)                                  The amounts shown include the shares of common stock actually owned as of March 16, 2009, and the shares that the person or group had the right to acquire within 60 days of that date. The number of shares includes shares of common stock owned of record by such person’s spouse and minor children and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition. In calculating the percentage of ownership, all shares of common stock which the identified person had the right to acquire within 60 days of March 16, 2009 upon exercise of options are considered as outstanding for computing the percentage of the shares owned by that person or group, but are not considered as outstanding for computing the percentage of the shares of stock owned by any other person. The shares also include any non-performance-based unvested restricted stock but exclude 67,500, 45,000, 45,000 and 45,000 shares of restricted stock with performance criteria for Messrs. Hilton, Seay, White and Davis, respectively.

(3)                                  Based on 30,875,724 shares outstanding as of March 16, 2009.

(4)                                  Shares are held by family trusts.  800,000 of these shares were pledged to a third-party lending institution.

(5)                                  Mr. Sarver is deemed to indirectly own an additional 8,000 shares through his family members, and 1,000,000 shares are owned by Southwest Value Partners Fund XIV, LP, an entity in which Mr. Sarver indirectly shares control over voting, purchase and disposition of these shares. Additionally, an entity of which Mr. Sarver is a member owns 1,185,920 shares of our common stock. Mr. Sarver has expressly disclaimed any beneficial ownership of these shares.

(6)                                  6,000 shares are owned indirectly by family trusts.

(7)                                  All shares pledged to a third-party lending institution to secure a loan.

Certain Other Beneficial Owners.  Based on filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of March 16, 2009, the only other known beneficial owners of more than 5% of Meritage common stock are shown in the following table:

		Shares Beneficially Owned
Name of Other Beneficial Owners	Address Of Beneficial Owner	Number	Percent
Fidelity Management and Research, LLC(1)	82 Devonshire Street Boston, MA 02109	3,990,191	13.00%
T. Rowe Price Associates, Inc.(2)	100 E. Pratt Street Baltimore, MD 21202	2,706,200	8.80%
Barclays Global Investors, NA(3)	400 Howard Street San Francisco, CA 94105	2,578,647	8.40%
State Street Bank & Trust Co.(4)	One Lincoln Center Boston, MA 02111	2,487,558	8.10%
Dimensional Fund Advisors LP(5)	6300 Bee Cave Road Austin, TX 78746	1,761,208	5.74%
Earnest Partners, LLC(6)	1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	1,746,770	5.70%

(1)                                  Based solely on a Schedule 13G/A, filed with the Securities and Exchange Commission (“SEC”) on February 17, 2009 Fidelity Management and Research, LLC has sole voting power with respect to 358,467 shares and sole dispositive power with respect to 3,990,191 shares.

(2)                                  Based solely on a Schedule 13G/A, filed with the SEC on February 12, 2009, T. Rowe Price Associates, Inc. has sole voting power with respect to 872,000 shares and sole dispositive power with respect to 2,706,200 shares.

(3)                                  Based solely on a Schedule 13G, filed with the SEC on February 5, 2009, Barclays Global Investors, NA and certain affiliated entities have sole voting power with respect to 2,096,945 shares and sole dispositive power with respect to 2,578,657 shares.

(4)                                  Based solely on a Schedule 13G, filed with the SEC on February 13, 2009, State Street Bank & Trust Co. has sole voting and shared dispositive power with respect to 2,487,558 shares.

(5)                                  Based solely on a Schedule 13G, filed with the SEC on February 9, 2009, Dimensional Fund Advisors LP has sole voting power with respect to 1,699,299 shares and sole dispositive power with respect to 1,761,208 shares.

(6)                                  Based solely on a Schedule 13G/A, filed with the SEC on February 13, 2009, Earnest Partners, LLC has sole voting power with respect to 559,974 shares, shared voting power with respect to 416,996 shares and sole dispositive power with respect to 1,746,770 shares.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors is elected by the stockholders to oversee the stockholders’ interests in the operation and overall success of our business. The Board serves as our ultimate decision-making body, except for those matters reserved to or that require a vote of our stockholders. The Board selects and oversees the members of senior management who are charged by the Board with conducting our business. We have established and operate in accordance with a comprehensive plan of corporate governance that defines and sets ethical standards for the conduct of our directors, officers and employees. This plan provides an important framework within which the Board of Directors can pursue our strategic objectives and ensure long-term stockholder value.

Corporate Governance Principles and Practices

We have adopted Corporate Governance Principles and Practices that define the key elements of our corporate governance framework and philosophy, including:

•                  director qualifications,

•                  independence criteria,

•                  director responsibilities,

•                  our committee structure,

•                  officer and director stock ownership requirements,

•                  director resignation policy,

•                  director access to officers and employees,

•                  our philosophy with respect to director compensation,

•                  requirements regarding director orientation and continuing education, and

•                  our plans with respect to management succession.

Our Corporate Governance Principles and Practices are available on our website at www.investors.meritagehomes.com and we will provide a printed copy to any stockholder upon request. These principles are reviewed regularly by the Nominating/Governance Committee and changes are made as the Committee deems appropriate.

Director Qualification and Independence

Determinations regarding the eligibility of director candidates are made by the Nominating/Governance Committee, which considers the candidate’s qualifications as to skills and experience in the context of the needs of the Board of Directors and our stockholders. The Nominating/Governance Committee also evaluates and reports to the Board of Directors regarding the independence of each candidate. Consistent with the rules and regulations of the NYSE, at least a majority of the Board of Directors must be independent.

No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareowner, member, partner or trustee of an organization that has a relationship with the Company. The Board observes all criteria established by the NYSE and other governing laws and regulations. In its review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships the director may have with the Company.

As a result of its review, the Board of Directors has determined that a majority of Meritage’s Board members are independent. Our independent directors are Peter Ax, Raymond Oppel, Richard Burke and Gerald Haddock.

In making this determination, the Board of Directors evaluated whether there exists any relationships between these individuals and Meritage. Except as noted below, the Board of Directors determined no relationship exists between Meritage and any independent director:

•                  In 2006, Peter Ax, an independent and our lead director, acquired from Meritage a used sports utility vehicle. The purchase price for the vehicle was $35,000, which was the fair market value of the vehicle based on well-known and reliable published sources. The Board considered this relationship and determined that it does not impair Mr. Ax’s independence because the transaction was based on reliable market data and the value of the transaction was immaterial in relation to Mr. Ax’s net worth.

•                  Steven J. Hilton is not considered independent because he is employed by the Company.

•                  Prior to 2004, Robert Sarver was deemed an independent director. The Nominating/Governance Committee has continually monitored certain relationships between Mr. Sarver and Meritage along with relationships between Mr. Sarver and Mr. Hilton. Mr. Sarver and Mr. Hilton have certain business relationships unrelated to Meritage. The Nominating/Governance Committee evaluated these relationships and determined that they do not impair Mr. Sarver’s independence because they do not involve Meritage and are insignificant in relation to Mr. Sarver’s net worth. During 2004, Mr. Sarver became the controlling owner of the Phoenix Suns basketball team, in which Mr. Hilton purchased a minority ownership interest. This relationship was closely evaluated by the Nominating/Governance Committee because of its significance to Messrs. Sarver and Hilton and because Meritage has purchased advertising with the Phoenix Suns, although the existing advertising contract between the Phoenix Suns and Meritage expired in 2008. The Nominating/ Governance Committee and the Board of Directors believe Mr. Sarver is a valuable member of the Board and that the Company benefits from his extensive business experience.  Nevertheless, the Nominating/Governance Committee concluded it is in the best interest of Meritage’s stockholders that Mr. Sarver not be deemed an independent director.

The Board has also determined that all governance committees of the Board are composed entirely of independent directors.

CEO and Management Succession

Under the charter of the Nominating/Governance Committee, it is the role of the Nominating/Governance Committee to develop and recommend to the Board of Directors a set of corporate governance principles and practices applicable to the Company, including items such as management succession, policies and principles for CEO selection and performance review, and policies regarding succession in the event of an emergency or retirement of the CEO.  The development of these policies has resulted in our Corporate Governance Principles and Practices, which provides, among other things, that our Executive Compensation Committee is to conduct an annual review of the performance of the CEO.

The Board of Directors considers management evaluation and CEO succession planning an important responsibility of the Board. Under our Corporate Governance Principles and Practices, the Board of Directors is responsible for approving a succession plan for our CEO and other senior officers. Issues relating to CEO succession planning are addressed regularly (and at least annually) by the Board.

The Board and Board Committees

We currently have six incumbent directors and the following committees: Audit Committee, Executive Compensation Committee and Nominating/Governance Committee.

During 2008, the Board of Directors held 13 meetings. Each director attended all of these meetings and the committee meetings of which he is a member, except for Mr. Burke, who was not in attendance for three Audit Committee meetings.  Directors are expected to attend our annual meetings of stockholders. All directors attended our 2008 annual meeting, which was held on May 15, 2008.

The following table summarizes the current members of our Board of Directors, and describes the current members of each of the committees and the number of meetings held during 2008:

Board of Directors	Audit Committee	Executive Compensation Committee	Nominating/Governance Committee
Steven J. Hilton
Peter L. Ax +	X**	X	X
Robert G. Sarver
Raymond Oppel	X	X**	X
Richard T. Burke, Sr.	X
Gerald W. Haddock		X	X**
Number of Meetings	7	6	1

X = Member	** = Chair	+ = Lead Independent Director

Audit Committee

The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act, and the rules and regulations of the NYSE. The Audit Committee assists the Board of Directors in:

•                  fulfilling its oversight of the integrity of our financial statements,

•                  reviewing and approving any related party transaction between us and senior executive officers and directors,

•                  determining our compliance with legal and regulatory requirements,

•                  determining the independent registered public accounting firm’s qualifications and independence, and

•                  evaluating the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm and approves all audit engagement fees and terms of all significant non-audit engagements with the independent registered public accounting firm in accordance with the pre-approval policies set forth in our Audit Committee charter. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as it deems necessary to carry out its duties.

The Audit Committee operates under a written charter established by the Board. The charter is available on our website at www.meritagehomes.com and we will provide a printed copy to any stockholder upon request. Each member of the Audit Committee meets the independence requirements of the NYSE and the Exchange Act, and is financially literate, knowledgeable and qualified to review our financial statements. The Board of Directors has determined that Peter Ax, an independent director as defined by the NYSE’s listing standards, is an “audit committee financial expert.” Information about Mr. Ax’s past business and educational experience is included in his biography in this proxy statement under the caption “Election of Directors (Proposal No. 1).”

The report of the Audit Committee is included in this proxy statement on page 33.

Executive Compensation Committee

Responsibilities.  The Board of Directors has established our Executive Compensation Committee (the “Compensation Committee”) in accordance with the NYSE’s rules and regulations. The Compensation Committee regularly reports to the Board of Directors and its responsibilities include:

•                  reviewing and approving goals and objectives relative to the compensation of our CEO and CFO, evaluating our CEO’s and CFO’s performance in light of these goals and approving the compensation of our CEO and CFO,

•                  overseeing all equity-based award grants,

•                  making recommendations to the Board of Directors with regard to non-CEO/CFO compensation and equity-based awards, and

•                  producing a report on executive compensation to be included in our annual proxy statement.

Composition and Independence.  The Compensation Committee is currently comprised of three members of the Board, each of whom is designated to be “independent” under the Corporate Governance Standards of the NYSE, a “non-employee director” under Section 16 of the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code. Generally the Compensation Committee chairman is in charge of setting the schedule for the Compensation Committee’s meetings, as well as the agenda of each meeting.

Charter.  The Compensation Committee operates under a written charter, which is available on our website at www.meritagehomes.com.  We will provide a printed copy of the charter to any stockholder upon request.

Outside Consultants.  The Compensation Committee has the specific authority to hire outside advisors and consultants. In 2006, the Compensation Committee retained Pearl Meyer & Partners, a compensation consulting firm, to reevaluate the compensation programs for our CEO and CFO. The Compensation Committee provided direction to Pearl Meyer & Partners concerning the nature of the engagement, the Compensation Committee’s philosophy with respect to executive compensation and key terms and conditions that the Compensation Committee believed should be addressed in connection with the negotiation process with our CEO and CFO. The scope of the Pearl Meyer & Partners’ work was to (i) assist the Compensation Committee in understanding the nature and level of executive compensation at comparable public companies, both within the homebuilding industry and companies of comparable size as Meritage, but outside the homebuilding industry, (ii) assist the Compensation Committee in developing a compensation structure for our CEO and CFO based on this analysis and the Compensation Committee’s instructions and (iii) refine the proposed structure based on the negotiation process between the Company and the executives. As part of this process, the Compensation Committee met 13 times with Pearl Meyer & Partners without management present. With the assistance of Pearl Meyer & Partners, we negotiated and entered into amended and restated employment and change of control agreements with Steven J. Hilton, our Chief Executive Officer and Larry W. Seay, our Chief Financial Officer. These employment and change of control agreements were entered into effective January 1, 2007 and are discussed in more detail later in this proxy under the heading “Compensation Discussion and Analysis—Employment Agreements.” As part of its annual review process in 2006, the Compensation Committee also retained Pearl Meyer & Partners to assist the Compensation Committee in understanding the nature and level of non-employee director compensation at comparable public companies.

During 2006, management of the Company had also retained Pearl Meyer & Partners to assist the Company in understanding the current environment and trends relating to compensation within the homebuilding industry in general. The Compensation Committee was advised of this engagement and had an opportunity to review the scope of this assignment, which was more limited than the work Pearl Meyer & Partners performed for the Compensation Committee with respect to the CEO and CFO employment agreements. The specific purpose of this study was to understand the nature and levels of compensation paid to senior management with day-to-day responsibility for homebuilding operations (for example, regional and division presidents).

No consultants were hired during 2007 or 2008 to assist in any compensation-related matters, as there were no modifications to existing named executive officers (“NEO”) employment agreements.

Role of Executives in the Compensation Setting Process.  The Compensation Committee determines executive compensation with respect to our NEOs independent of management.  With respect to compensation of non-NEOs, the Compensation Committee functions in an oversight role as these decisions are considered the responsibility of management. For example, the Compensation Committee reviews the compensation for various non-NEOs to evaluate reasonableness in comparison to industry standards and may make recommendations to the CEO regarding changes in compensation. The Compensation Committee approves all grants of equity-based awards. For the NEOs, the number and type of equity award grants in most cases are determined based on an employment agreement between the Company and the NEO; however, they may be adjusted based on the Compensation Committee’s review of the NEO’s performance and competitive market factors. For non-NEOs, management is responsible for recommending to the Compensation Committee the persons to receive grants and the nature and size of the proposed award. Because management is responsible for the day-to-day operation of the Company, the Compensation Committee believes that management is in the best position to make this recommendation.

Compensation Committee Interlocks and Insider Participation.  None of the members of the Compensation Committee is, or has been, an employee of Meritage or any of its subsidiaries. There were no interlocking relationships between Meritage and other entities that might affect the determination of the compensation of Meritage’s executive officers.

Nominating/Governance Committee

The Board of Directors has established a Nominating/Governance Committee, which directly reports to the Board of Directors and is responsible for:

•                  identifying individuals qualified to become Board members and recommending director nominees for the next annual meeting of stockholders,

•                  developing and recommending Corporate Governance Principles and Practices applicable to us,

•                  and addressing such items as management succession, including policies and principles for our CEO selection and performance review and succession in the event of an emergency or retirement of the CEO,

•                  leading the Board of Directors in its annual review of the Board’s performance, and

•                  recommending nominees for the Compensation Committee and Audit Committee.

The Nominating/Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms. The Nominating/Governance Committee operates under a written charter, which is available on our website at www.meritagehomes.com. We will provide a printed copy of the charter to any stockholder upon request. Each member of the Nominating/Governance Committee meets the independence requirements of the NYSE.

Director Nomination Process

Stockholder Nominees.  The policy of the Nominating/Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below. In evaluating such nominations, the Nominating/Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described below. Any stockholder nominations proposed for consideration by the Nominating/Governance Committee must include the nominee’s name and qualifications for Board membership and should be submitted to:

Meritage Homes Corporation
17851 North 85th Street
Suite 300
Scottsdale, Arizona 85255
Attn: Corporate Secretary

The Secretary will forward all nominations to the Nominating/Governance Committee. In addition, our bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for submitting such nominations, and the deadline to propose actions for consideration at next year’s annual meeting, please see “Stockholder Proposals” on page 33 of this proxy statement.

Director Qualifications.  The Nominating/Governance Committee will evaluate prospective nominees using the standards and qualifications set forth in our Corporate Governance Principles and Practices. Prospective nominees should have the highest professional and personal ethics and values, as well as broad experience at the policy-making level in business, government, education or public interest. They should be committed to enhancing stockholder value and should have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board. Each prospective nominee must be willing and able to represent the interests of our stockholders.

Identifying and Evaluating Nominees for Directors.  The Nominating/Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nominating/Governance Committee assesses the current composition of the Board of Directors, the balance of management and independent directors and the need for Audit Committee expertise in its evaluation of prospective nominees. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Governance Committee may seek recommendations from current Board members, professional search firms, outside legal, accounting and other advisors, or stockholders in order to locate qualified nominees. After completing its evaluation, the Nominating/Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board will determine the nominees after considering such recommendations.

Executive Sessions of Independent Directors

Our Corporate Governance Principles and Practices dictate that the non-management members of the Board of Directors will meet in executive session at least quarterly outside the presence of directors that are employees or officers of the Company. The non-management directors met in executive session four times during 2008. Peter Ax is our Lead Independent Director and presides over these executive session meetings.

Code of Ethics

We are committed to conducting business consistent with the highest ethical and legal standards. The Board of Directors has adopted a Code of Ethics, which is applicable to all employees, including our CEO and our CFO and our directors. The Code is available on our website at www.meritagehomes.com and we will provide a print copy to any stockholder upon request.

Communications with the Board of Directors

Interested persons may communicate with the Board of Directors by writing to our Lead Independent Director at the address set forth on page 11.

CONTINUING DIRECTOR INFORMATION

Meritage divides its Board of Directors into two classes, one of which is up for election this year, as set forth under “Election of Directors (Proposal No. 1).” The following sets forth biographical information regarding each member of the class of directors whose term will continue until our 2010 Annual Meeting of Stockholders.

Steven J. Hilton, 47, was co-chairman and co-chief executive officer of Meritage Homes Corporation from 1997 to May 2006. In May 2006, Mr. Hilton was named the Company’s chairman and chief executive officer. Mr. Hilton co-founded Arizona-based Monterey Homes in 1985. Under Mr. Hilton’s leadership, Monterey became publicly traded and combined with Legacy Homes in 1997, which thereafter became Meritage. Mr. Hilton received his Bachelor of Science degree in accounting from the University of Arizona and is a director of Western Alliance Bancorporation, a $5.5 billion community bank based in Las Vegas, Nevada.

Raymond Oppel, 52, has been a director since December 1997. He was the co-founder, chairman and chief executive officer of the Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico, which was sold in 1995 to the public homebuilder KB Home. Mr. Oppel is a licensed real estate broker and currently is active as a private investor in real estate development and land banking. Mr. Oppel has almost 20 years of experience in the homebuilding business.

Richard T. Burke, Sr., 65, has been a director since September 2004. Mr. Burke is the Chairman of the Board of Directors of UnitedHealth Group, which he founded, took public in 1984 and served as chairman and chief executive officer until 1988. From 1995 until 2001, Mr. Burke was the owner and chief executive officer of the Phoenix Coyotes, a National Hockey League team. Mr. Burke is also a director of First Cash Financial Services, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with the “Summary Compensation Table” and related tables that are presented immediately below.

Introduction and Summary

The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about each material element of compensation that we pay or award to, or that is earned by, our NEOs. For our 2008 fiscal year, our NEOs were:

•                  Steven J. Hilton, Chairman and Chief Executive Officer;

•                  Larry W. Seay, Executive Vice President, Chief Financial Officer;

•                  C. Timothy White, Executive Vice President, General Counsel and Secretary; and

•                  Steven Davis, Executive Vice President, Chief Operating Officer.

This CD&A addresses and explains the numerical and related information contained in the summary compensation tables and includes actions regarding executive compensation that occurred after the end of our 2008 fiscal year, including the award of bonuses related to 2008 performance, and the adoption of any new, or the modification of any existing, compensation programs, if applicable.

Overview

Compensation Philosophy and Objectives

Our executive compensation program is designed to drive and reward superior corporate performance both annually and over the long term while simultaneously striving to be externally competitive. We continually review our executive compensation program to ensure it reflects good governance practices and is in the best interests of stockholders, while meeting the following core objectives:

•                  Pay for Performance—A substantial portion of the total compensation for each NEO is intended to be variable on a pay-for-performance basis. The terms of the performance-based compensation contemplated in each NEO’s employment agreement is first based upon an assessment of external market data to ensure that the compensation formula is competitive relative to the compensation paid by companies with which we compete for executive talent. This compensation is derived based on (i) the performance of the Company as a whole, as measured against our peer group and (ii) the officer’s role in the attainment of the Company’s performance.  Due to the recent economic recession and severe downturn in the homebuilding industry, the Compensation Committee has approved a greater percentage of long-term pay for performance awards to our NEOs - in lieu of annual cash compensation - to more closely align the goals of management with those of our shareholders.

•                  Stock Ownership—We are committed to utilizing our compensation program to increase executive stock ownership over time. We believe that equity ownership directly aligns the interests of our executives with those of our stockholders and helps to focus our executives on long-term stockholder value creation. Commencing in 2007, we began to award restricted stock to our NEOs as we believe such awards provide our NEOs with an incentive to continue to increase long-term stockholder value, even during periods of declining stock prices. We believe the granting of both options and restricted stock are important retention tools and are widely used in our industry.

•                  Recruiting and Retention—Due to the competitive nature of our industry, we are committed to providing total compensation opportunities that are competitive with, though not identical to, the practices of other large public homebuilders in our industry. We intend for our compensation program to be sufficiently aligned with industry practices so that we can continue to attract and retain outstanding executives who are motivated to help us achieve our mission.

Compensation Peer Group

We compete with homebuilding companies of various sizes for executive talent, and therefore the Compensation Committee generally reviews composite market data reflecting the market median compensation paid to similarly situated executives. While market data is an important factor considered by the Compensation Committee when setting compensation, it is only one of multiple factors, and the amount paid to each executive may be more or less than the composite market median based on the performance of the Company and the executive, the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Compensation Committee deems important. As collectively determined by the Compensation Committee and Pearl Meyer & Partners, for 2006, our compensation peer group for benchmarking the CEO and CFO compensation consisted of the following companies (certain of these companies have subsequently filed for bankruptcy or have significantly diminished operations since our 2006 assessment and therefore during 2009, we intend to re-assess the viability and continuing comparability of this peer group):

Beazer Homes USA, Inc.	KB Home	Pulte Homes, Inc.
Brookfield Homes Corporation	Lennar Corporation	The Ryland Group, Inc.
Centex Corporation	M.D.C. Holdings, Inc.	Standard Pacific Corp.
Dominion Homes, Inc.	M/I Homes, Inc.	Technical Olympic USA, Inc.
D.R. Horton, Inc.	NVR, Inc.	Toll Brothers, Inc.
Hovnanian Enterprises, Inc.	Orleans Homebuilders, Inc.	WCI Communities, Inc.

In addition, in 2006 we considered the CEO’s and CFO’s compensation when compared against the compensation of CEOs and CFOs across all industries for companies with annual revenues between $2.5 billion and $3.5 billion, which resulted in 135 companies for CEO data and 119 companies for CFO data. We also used market data and other available information for the benchmarking of our other NEOs. Although the employment agreements entered into with our NEOs in 2007 remain in place and we have not revised the annual incentive compensation component of the compensation package, we have made important changes to the overall compensation packages for our NEOs in light of current market conditions.  These changes are discussed in more detail below and include voluntary decisions by our NEOs to forfeit salary increases and beginning in 2009, in the case of our CEO, to a voluntary reduction in salary, and the granting of performance-based equity awards compared to equity award grants with only time-based vesting criteria.

Compensation Update for Fiscal Year 2008

In light of the recent turmoil in the general economy as well as the steep downturn in the homebuilding industry in particular, we have re-assessed our historical compensation strategy to better align ourselves with current market conditions.  Management and our Compensation Committee continuously review our compensation practices to ensure they are prudent and reasonable in comparison to our peers, while still robust enough to attract and maintain key talent. Highlights of our significant events and changes are as follows:

•                  NEOs elected to forgo annual salary increases even though they were contemplated in certain of their respective employment agreements.  Additionally, several of our NEOs also assumed additional responsibility as a result of our reductions in force.

•                  Effective for 2009, our CEO has also voluntarily reduced his base salary by $217,500.

•                  No cash bonuses were earned by the NEOs under each of their respective employment agreements and none were approved at the discretion of our Compensation Committee for any NEO for 2008.

•                  We have shifted the mix of the compensation to our NEOs to be more heavily-weighted towards long-term incentives, particularly via the use of equity-based compensation while maintaining a total compensation package that we believe is in line with our peer group.

•                  As part of this shift towards increased use of equity compensation, the equity awards granted for our NEOs for 2008 and 2009 exceeded the amounts contemplated under each of their respective employment agreements.

•                  Additionally, beginning in 2009, equity-based compensation is also partially contingent upon the successful attainment of certain financial and operational goals.

•                  We have eliminated nearly all perquisites that were previously provided to our NEOs.  For a detail of the perquisites paid in 2008, refer to the “All Other Compensation Table”.

We believe these changes more closely align the compensation of our NEOs with the interests of our stockholders and the success of the Company.  We will continue to monitor current events and trends in our industry and adjust our strategy accordingly.

Compensation Program and Payments

The key components of our executive compensation program are base salary, annual incentive compensation and long-term incentive compensation. In addition, our NEOs have the opportunity to participate in our company-wide 401(k) plan and to receive certain personal benefits, as described below.

Base Salary

The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is generally competitive with market practices. Consistent with industry practice and our pay-for-performance objective, the base salary for each of our NEOs is designed to account for a relatively small portion of their overall compensation. As compared to our compensation peer group, we target our NEO salaries to be in the 40th - 60th percentile. We believe the NEO base salaries are appropriate based on the officers’ roles, responsibilities, experience and contributions to the company, as well as market data.

Because no annual incentive compensation was earned by our NEOs in 2008 (as we did not generate net income or EBITDA), base salaries accounted for a more significant portion of our NEOs’ total compensation in 2008.  The Compensation Committee believes this demonstrates the merits of the design of our overall compensation package because the Company’s lower financial performance resulted in a significantly lower level of compensation for our NEOs, particularly cash-based compensation.

The employment agreements we have previously entered into with our NEOs remain in place and contemplate a fixed base salary that can be increased at the discretion of the Compensation Committee.  In 2008, our NEOs agreed to no base salary increases for 2008 and 2009.  In addition, our CEO agreed to voluntarily reduce his 2009 base salary by $217,500.

Annual Incentive Compensation

In accordance with the terms of each NEO’s employment agreement, each NEO is eligible for additional annual incentive compensation. As compared to our peer group, we target our NEO incentive compensation to be in the 60th - 75th percentile. The incentive compensation is designed to comply with the requirements of Section 162(m) of the Code to ensure the tax deductibility of incentive compensation paid to our named executive officers. Under Section 162(m), we cannot deduct compensation in excess of $1 million that is paid to an NEO in any year unless the compensation qualifies as “performance-based” compensation under Section 162(m).

We believe investors within the public homebuilder industry look to several key financial metrics when valuing companies. These metrics include EBITDA, return on assets and return on equity. For our CEO and CFO, we have structured the cash incentive component of their compensation to result in the possible award of a percentage of EBITDA, as defined below. The level of the cash incentive award is based upon our financial performance compared to other public homebuilders in multiple metrics. If the Company compares favorably (e.g., the top half) in each metric (i.e., return on assets and return on equity), the executive is eligible for the maximum award, subject to formal Compensation Committee approval. Where the Company’s performance falls in the lower levels of the metric, the executive is entitled to a lower, or no, bonus, also subject to formal Compensation Committee approval.

For our other NEOs, we have structured the cash incentive component of the executive’s compensation to provide for a bonus generally based on our financial performance and the executive’s achievement of selected function area/individual performance goals.

The specific details of each NEO’s 2008 incentive compensation are further described in this proxy under the section “Compensation Discussion and Analysis—Employment Agreements.”

As Meritage did not generate net income or EBITDA as defined for compensation calculation purposes during 2008, the Compensation Committee concluded that no annual incentive payments should be made to Messrs. Hilton, Seay, White or Davis in accordance with the terms of their respective employment agreements.  Because the Company also did not generate net income or EBITDA in 2007, no annual incentive payments were made to Messrs. Hilton and Seay in the prior year.  Messrs. White and Davis received discretionary bonuses in 2007 upon the approval of the Compensation Committee in the amounts of $450,000 and $250,000, respectively.

Compensation Determinations and Relevant Factors

When determining the amount (or exclusion of) bonus and incentive compensation to be paid for 2008, the Compensation Committee reviewed and considered the following information:

•                  Feedback from the full Board of Directors (excluding the CEO) regarding the performance of the CEO for 2008;

•                  The financial and stock performance of the Company, comparable public companies and other companies in our industry with which we compete, including the total relative stockholder return of our Company and our competitors; and

•                  The recommendation of the CEO regarding the bonus and incentive compensation to be paid to each NEO, which the Compensation Committee discussed with the CEO.

Long-Term Incentive Awards

Long-term incentives are intended to provide compensation opportunities based on the creation of stockholder value and an increase in our stock price. The upside potential of stock option awards will be realized by the NEOs only if our stock price performance improves over the vesting period and/or the term of the awards. Stock options granted to our NEOs generally have a five-year pro-rata vesting schedule and a seven-year term. Commencing in 2007, we also began awarding our NEOs restricted stock, which have a either a three-year pro-rata or cliff vesting schedule.  As further discussed below, commencing in 2009, we also awarded our NEOs restricted stock that vest on a three-year pro-rata basis contingent upon the achievement of certain pre-specified performance criteria.

In connection with our equity awards, we have also adopted equity ownership requirements as further discussed below in the section “Compensation Discussion and Analysis—Compensation Program and Payments—Security Ownership Requirements.”

The Compensation Committee believes that stock options and/or restricted stock awards provide a strong long-term incentive for our NEOs (and other officers and employees) that, along with their security ownership, help to align the interests of management with our investors. The Compensation Committee believes that these equity-based awards provide the opportunity for our executives to benefit from strong equity performance and, particularly in the case of stock options, subjects the executives to downside risk from weak equity performance as compensation provided in the form of stock options will have no value if the market price of our stock is not in excess of the strike price of the stock options. The Company and the Compensation Committee also believe that an appropriate mix of cash compensation and non-cash compensation in the form of stock options and restricted stock awards benefits us because these non-cash compensation awards do not require the use of our working capital. The Compensation Committee is mindful of the fact that stock options and restricted stock awards represent an expense under generally accepted accounting principles and a cost to the Company and its stockholders in the form of dilution. Accordingly, we seek to achieve an appropriate balance between cash and non-cash compensation such that management is appropriately incentivized, our working capital and financial results are minimally affected and our stockholders do not experience undue dilution.

Other Compensation

The Compensation Committee does not believe in the extensive use of perquisites as a component of executive compensation. Under the CEO’s existing employment agreement, the Company eliminated all benefits relating to personal use of charter aircraft. The Compensation Committee believes that the perquisites provided to our NEOs (above those received by all employees or officers in general) are limited, but help maintain the competitiveness of our compensation package as compared to our peer companies. The types of perquisites we provide to our NEOs generally consist of car allowances, enhanced life and disability insurance and annual physicals.

Tax Considerations

Section 162(m) of the Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each NEO named in this proxy statement. The $1 million limitation generally does not apply to compensation that is pursuant to a performance-based plan approved by stockholders. Our policy is to comply with the requirements of Section 162(m) and generally maintain deductibility for all executive compensation, although we reserve the right, as do most public companies, to make non-deductible payments where we determine it is in the best interests of Meritage and its stockholders.

At the 2006 Annual Meeting of Stockholders, our stockholders approved the 2006 Stock Incentive Plan (as subsequently amended). The purpose of the 2006 Incentive Plan is to provide for annual incentive awards to the Company’s key executives, including the NEOs, and it is the vehicle through which we pay our cash performance bonuses. The 2006 Stock Incentive Plan is administered by the Compensation Committee and provides for cash awards payable to executives upon the attainment of certain predetermined performance goals for the Company. It is our intent that options and performance-based awards made pursuant to the 2006 Stock Incentive Plan qualify as deductible compensation under Section 162(m) of the Code.

The current employment agreement for our CEO contemplates the payment of a base salary and benefits that will likely slightly exceed the limitations provided for under Section 162(m). The Compensation Committee believes that the excess non-deductible amounts that will be paid to our CEO over the $1 million limitation will primarily be due to the value assigned to perquisites, and not due to the granting of additional awards at the Compensation Committee’s discretion. It is expected that the Section 162(m) excess will be less than $67,000 for 2008 for all NEOs, resulting in a lost tax deduction that is not material.

Security Ownership Requirements

In 2006, we adopted security ownership requirements for our directors and certain executive officers. The Board of Directors believes that these guidelines align the interests of our directors and executive officers with those of stockholders. Our directors and executive officers are required to comply with the following ownership guidelines:

•                  Directors, two times annual director fees (exclusive of committee or lead director fees);

•                  CEO, four times base salary; and

•                  CFO and General Counsel, two times base salary.

In the case of the appointment of a new officer or director, such person is expected to comply with the requirements within three years of the date of appointment. In order to enable our directors and officers to prudently manage their personal financial affairs, our policy provides that once compliance is obtained, subsequent changes in stock price will not affect the person’s compliance with the guidelines. For purposes of the security ownership requirement, stock options and non-vested restricted stock are not considered owned.  As of December 31, 2008, all officers and directors were in compliance with their respective security ownership requirements.

Stock Options and Other Equity-Based Awards

Meritage has traditionally granted stock options to directors, senior executive officers and other employees to provide a means for incentive compensation and to align the interests of management with the interest of Meritage’s stockholders. At the 2006 Annual Meeting of Stockholders, the Company’s stockholders approved the 2006 Stock Incentive Plan (as subsequently amended). The 2006 Stock Incentive Plan contemplates and allows for a variety of equity-based awards, including stock options, restricted stock, stock appreciation rights and other performance-based awards that were not previously authorized. Since the approval of the 2006 Stock Incentive Plan, the Company has begun to grant restricted stock awards as a means of providing incentive compensation and reduce the Company’s sole reliance on stock options, bringing it more in line with industry trends.

In response to the new executive compensation disclosure rules adopted by the SEC and other well-publicized stock option dating concerns, the Board of Directors of Meritage in 2006 approved comprehensive policies relating to the granting of stock options and other equity-based awards. Following is a summary of key aspects of our policies:

•                  All stock option grants, restricted stock awards and other equity based awards (“stock-based grants”) must be approved by the Compensation Committee.

•                  All stock-based grants will be approved at formal meetings (including telephonic) of the Compensation Committee.

•                  The date for determining the strike price and similar measurements will be the date of the meeting (or a date shortly after the meeting) or, in the case of an employee, director or consultant not yet hired, appointed or retained, respectively, the subsequent date of hire, appointment or retention, as the case may be.

•                  The annual stock-based grant shall be approved at a regularly scheduled meeting of the Compensation Committee during the first part of the year, but after the annual earnings release. We believe that coordinating the main annual award grant after our annual earnings release will generally result in this grant being made at a time when the public is in possession of all material information about us.

•                  The customary annual grant to executive officers and directors shall occur at the same time as the customary annual grant to other employees.

•                  The Company shall not intentionally grant stock-based awards before the anticipated announcement of materially favorable news or delay the grant of stock-based awards until after the announcement of materially unfavorable news.

•                  The Compensation Committee will approve stock-based grants only for persons specifically identified at the meeting by management.

Our 2009 annual grant was finalized in February 2009.  We elected to accelerate our 2008 annual grant to December 2007 to provide additional long term incentives to our employees and management team in anticipation of lower cash bonus payments.

Employment Agreements

We have entered into an employment agreement with the CEO and each NEO, and the Compensation Committee reviewed and approved the terms of each agreement. The key compensation elements within each agreement are discussed below. In addition to these compensation elements, these employment agreements also provide severance benefits to each executive upon certain termination events. These severance provisions are discussed later in this proxy statement under the heading “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change-of-Control.”

Steven J. Hilton, CEO

In 2007, the Company and Steven J. Hilton entered into an amended and restated employment agreement, which was scheduled to expire on December 31, 2008 but was automatically extended to December 31, 2009 pursuant to the agreement’s automatic one year renewal provisions.  The agreement automatically renews each year unless, on or before September 15th prior to any expiration, either Mr. Hilton or the Company notifies the other that it wishes to terminate the agreement. The employment agreement provides Mr. Hilton with a base salary of $1,017,500 per year, which may be adjusted from time to time, provided that it may not be reduced without Mr. Hilton’s consent. In 2009, Mr. Hilton voluntarily reduced his base pay to $800,000.  The employment agreement also provides that Mr. Hilton is entitled to reimbursement of reasonable and customary business expenses, payments to purchase a $5 million term life insurance policy, payments to purchase disability insurance providing for monthly benefit payments of approximately $20,000, participation in our Executive Supplemental Savings Plan (which enables deferred compensation in excess of 401(k) limitations), and use of a Company-provided automobile. Although Mr. Hilton’s prior employment agreement provided that he is entitled to use of charter aircraft for business purposes, his current amended agreement does not provide any benefits related to personal use of charter aircraft that were contained in his prior agreement.  Mr. Hilton’s employment agreement contemplates that any long-term incentive awards for periods beginning after 2007 will be made in the sole and absolute discretion of the Compensation Committee.

Mr. Hilton’s employment agreement also provides for an annual cash incentive bonus based on the Company’s attainment of defined performance objectives.  Mr. Hilton is entitled to an annual bonus equal to 0.825% of EBITDA if the Company’s return on assets is in the top half of public homebuilders having revenues of $500 million or more, and an additional 0.825% of EBITDA if the Company’s return on equity is in the top half of these public homebuilders. If either measurement falls within the 33rd to 49th percentile, the bonus shall be 0.5363% of EBITDA for the applicable measurement, and if either measurement falls below the 33% threshold, then there will not be any formula bonus paid with respect to such measurement. The Compensation Committee has complete discretion to act reasonably to increase or reduce the amount of this bonus component (including reducing the bonus to zero) or provide separate supplemental awards, regardless if the Company meets the goals discussed above. The cash incentive bonus component is to be paid no later than March 15 of the following year, and it shall be paid pursuant to the 2006 Stock Incentive Plan to the extent possible.

The employment agreement also includes a claw-back provision requiring the recovery by the Company of all or part of prior bonuses in the event the performance measure used to calculate the bonus is restated downward as a result of Mr. Hilton’s willful misconduct or gross negligence. We may recover any such claw-backs through an offset to future awards payable under the employment agreement, or from Mr. Hilton directly. The agreement also includes non-compete and non-solicit covenants as well as a requirement for Mr. Hilton to provide post-termination consulting services to us at our request.

Larry W. Seay, Executive Vice President and Chief Financial Officer

In 2007, the Company and Larry W. Seay entered into an amended and restated employment agreement, which was scheduled to expire on December 31, 2008 but was automatically extended to December 31, 2009 pursuant to the agreement’s automatic one year renewal provisions.  The agreement automatically renews each year unless, on or before September 15th prior to any expiration, either Mr. Seay or the Company notifies the other that it wishes to terminate the agreement. The employment agreement initially provided Mr. Seay with a base salary of $450,000 per year, which may be adjusted from time to time, provided that it may not be reduced without Mr. Seay’s consent.  In order to keep Mr. Seay’s compensation in line with other CFOs in our peer group, the Compensation Committee recommended to increase Mr. Seay’s base salary to $500,000 for 2008; however, Mr. Seay voluntarily agreed to forfeit the increase and maintained his 2007 base salary of $450,000.  The employment agreement also provides that Mr. Seay is entitled to reimbursement of reasonable and customary business expenses, a $1,200 per month automobile allowance and an annual benefit of up to $20,000 to provide Mr. Seay with a $3 million term life insurance policy, consistent with our practice for other NEOs.  Mr. Seay’s employment agreement contemplates that any long-term incentive awards for periods beginning after 2007 will be made in the sole and absolute discretion of the Compensation Committee.

Mr. Seay’s employment agreement also provides for an annual cash incentive bonus based on the Company’s attainment of defined performance objectives. Mr. Seay is entitled to a bonus equal to 0.20% of EBITDA is the Company’s return on assets is in the top half of public homebuilders having revenues of $500 million or more, and an additional 0.20% of EBITDA if the Company’s return on equity is in the top half of these public homebuilders. If either measurement falls within the 33rd to 49th percentile, the bonus shall be 0.13% of EBITDA for the applicable measurement, and if either measurement falls below the 33% threshold, then there will not be any formula bonus paid with respect to such measurement. The Compensation Committee has complete discretion to act reasonably to increase or reduce the amount of this bonus component (including reducing the bonus to zero) or provide separate supplemental awards, regardless if the Company meets the goals discussed above. The cash incentive bonus component shall be paid no later than March 15 of the following year, and it is to be paid pursuant to the 2006 Stock Incentive Plan to the extent possible.

The employment agreement also includes a claw-back provision requiring the recovery by the Company of all or part of prior bonuses in the event the performance measure used to calculate the bonus is restated downward as a result of Mr. Seay’s willful misconduct or gross negligence. The Company may recover any such claw-backs through an offset to future awards payable under the employment agreement, or from Mr. Seay directly. The agreement also includes non-compete and non-solicit covenants as well as a requirement for Mr. Seay to provide post-termination consulting services to us at our request.

C. Timothy White, Executive Vice President, General Counsel and Secretary

The Company has an employment agreement with C. Timothy White that was scheduled to expire on December 31, 2008 but was renewed through December 31, 2009 under an automatic one year renewal option. The agreement provides for a base salary for 2008 of $551,250 with an increase of 5% on January 1 of any renewal term; however, Mr. White voluntarily forfeited his base pay increase and maintained his 2008 base pay at $525,000, consistent with 2007.  Mr. White is entitled to an annual cash incentive bonus equal to 0.1125% of EBITDA.  Mr. White’s employment agreement also contemplates that he will receive an annual option grant to acquire 15,000 shares of common stock at an exercise price equal to the fair market value on the date of grant.  In addition, Mr. White is entitled to a $1,200 per month automobile allowance, $3 million of term life insurance coverage and such other benefits as are regularly provided by the Company to its senior management.

Steven M. Davis, Executive Vice President and Chief Operating Officer

In 2006, the Company entered into an employment agreement with Steven M. Davis. This agreement has a two-year term and was scheduled to expire on October 16, 2008 but was automatically extended to October 16, 2009 pursuant to the agreement’s automatic one-year renewal provisions. The agreement provides for a base salary of $400,000 with an increase of 5% on November 1, 2008 and November 1 of any renewal term; however, Mr. Davis voluntarily forfeited his base pay increase on November 1, 2008 and maintained his base pay at $400,000.  Mr. Davis is also entitled to a performance-based incentive bonus, which is targeted to be between 0.25% and 0.33% of EBITDA. Mr. Davis did not earn any cash bonus under the terms of his employment agreement for 2008 and, at the Compensation Committee’s discretion, no such bonus was paid for 2008.  The payout range for future bonuses will be based on Mr. Davis’ achievement of specific goals to be mutually agreed upon between Mr. Davis and the Company’s CEO, subject to approval by the Compensation Committee. Mr. Davis’ employment agreement also contemplates that he will receive an annual option grant to acquire 15,000 shares of common stock at an exercise price equal to the fair market value on the date of grant. In addition, Mr. Davis is entitled to a $1,250 per month automobile allowance and a Company-paid annual physical at a first class facility.

Discussion of CEO and NEO Compensation

Following is a discussion of the compensation paid, awarded or earned in 2008 to the Company’s CEO and NEOs.

CEO Compensation

Meritage’s CEO, Steven J. Hilton, was compensated in 2008 pursuant to the terms of his employment agreement, which provides for a base salary, a bonus based on Company performance and, if earned, other customary executive benefits. Under this agreement, a substantial portion of Mr. Hilton’s potential compensation is performance-based to align his goals and efforts with the interests of our stockholders.

Salary.  Mr. Hilton was paid a base salary of $1,017,500 in 2008.

Options.  In 2008, Mr. Hilton was granted options to acquire 239,840 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant.  These options have a seven-year life and vest ratably over a five-year period from the date of grant.  The volume of the 2008 grant was determined by the Compensation Committee and was deemed commensurate with compensation packages of other CEOs of public homebuilders when evaluated in connection with Mr. Hilton’s total cash and equity compensation.

Restricted Stock.  Mr. Hilton did not receive any restricted stock awards in 2008.

Performance-Based Bonus.  For 2008, Mr. Hilton was entitled to a cash performance-based bonus pursuant to the terms set forth in his employment agreement.  Because the Company did not generate net income or EBITDA and the Compensation Committee did not approve any discretionary bonuses, Mr. Hilton received no cash incentive bonus for 2008.

Other Benefits.  The Company also provided to Mr. Hilton other benefits consistent with our normal executive employment arrangements. These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2008 totaled less than $49,000.

Other NEO Compensation

Following is a discussion of compensation paid during 2008 to the other NEOs named in this proxy statement.

Larry W. Seay, Executive Vice President and Chief Financial Officer.  Mr. Seay was compensated in 2008 pursuant to the terms of his employment agreement, which provides for a base salary, a bonus based on Company performance and, if earned, other customary executive benefits. Under this agreement, a substantial portion of Mr. Seay’s potential compensation is performance-based to align his goals and efforts with the interests of our stockholders.

Salary.  Mr. Seay was paid a base salary of $450,000 in 2008.  Although Mr. Seay was awarded a $50,000 base pay increase by the Compensation Committee for 2008, Mr. Seay voluntarily agreed to forfeit this increase.

Options.  In 2008, Mr. Seay was granted options to acquire 36,786 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. These options have a seven-year life and vest ratably over a five-year period from the date of grant.  The options represent the portion of Mr. Seay’s total 2008 grant that could not be accelerated into 2007, as previously discussed, as they were in excess of the total annual granting limits in 2007 and were therefore awarded in early 2008.  The volume of the 2008 grant was determined by the Compensation Committee and was deemed commensurate with compensation packages of other CFOs of public homebuilders when evaluated in connection with Mr. Seay’s total cash and equity compensation.

Restricted Stock.  Mr. Seay did not receive any restricted stock awards in 2008.

Performance-Based Bonus.  For 2008, Mr. Seay was entitled to a cash performance-based bonus pursuant to the terms set forth in his employment agreement.  Because the Company did not generate net income or EBITDA, Mr. Seay received no cash incentive bonus for 2008.

Other Benefits.  We also provided to Mr. Seay other benefits consistent with our normal executive employment arrangements and his employment agreement. These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2008 totaled less than $44,000.

C. Timothy White, Executive Vice President, General Counsel and Secretary.  Mr. White was compensated in 2008 pursuant to the terms of his employment agreement, which provides for a base salary, a bonus based on Company performance and, if earned, stock options and other customary executive benefits. Under this agreement, a portion of Mr. White’s compensation was performance-based to align his goals and efforts with the interests of our stockholders.

Salary.  Mr. White was paid a base salary of $525,000 in 2008, which is consistent with the amount Mr. White received in 2007.  Although Mr. White’s employment agreement contemplated an annual increase in his base salary in 2008 to $551,250, Mr. White voluntarily agreed to forfeit this increase.

Options and Restricted Stock.  Mr. White did not receive any equity awards in 2008, as his annual 2008 grant was accelerated in late 2007.

Performance-Based Bonus.  For 2008, Mr. White was entitled to a cash performance-based bonus pursuant to the terms set forth in his employment agreement.  Because the Company did not generate net income or EBITDA and the Compensation Committee did not approve a discretionary bonus, Mr. White received no cash incentive bonus for 2008.

Other Benefits.  The Company also provided to Mr. White other benefits consistent with our normal executive employment arrangements and his employment agreement. These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2008 totaled less than $53,000.

Steven M. Davis, Executive Vice President and Chief Operating Officer.  Mr. Davis was compensated in 2008 pursuant to the terms of his employment agreement, which provides for a base salary, a bonus based on Company performance and, if earned, stock options and other customary executive benefits. Under this agreement, a portion of Mr. Davis’s compensation was performance-based to align his goals and efforts with the interests of our stockholders.

Salary.  Mr. Davis was paid a base salary of $400,000 in 2008, which is consistent with the amount Mr. Davis received in 2007.  Although Mr. Davis’ employment agreement contemplated an annual increase in his base salary in 2008 to $420,000, Mr. Davis voluntarily agreed to forfeit this increase.

Options and Restricted Stock.  Mr. Davis did not receive any equity awards in 2008, as his annual 2008 grant was accelerated in late 2007.

Performance-Based Bonus.  For 2008, the Compensation Committee determined that no performance-based bonus for Mr. Davis should be paid based on the parameters and formula reflected in his employment agreement.

Other Benefits.  The Company also provided to Mr. Davis other benefits consistent with our normal executive employment arrangements. These benefits are detailed in the All Other Compensation Table included in this proxy statement and in 2008 totaled less than $29,000.

2009 Developments

                In February 2009, the Compensation Committee approved the key components of the compensation packages for our NEOs, taking into account the NEOs’ existing employment agreements, current economic conditions both in the homebuilding industry and in the economy in general, and our guiding compensation philosophy discussed in this proxy statement.

                As discussed, all of our NEOs agreed to no base salary increases over 2008 levels.  In addition, Steve Hilton, our Chairman and CEO, voluntarily agreed to reduce his 2009 base salary by $217,500.

                To further our goal of ensuring a substantial portion of total compensation is variable upon a pay-for-performance basis, the Compensation Committee awarded restricted stock to our NEOs, a significant portion of which is contingent upon achieving defined performance measures over a three-year period.  The Compensation Committee reviewed analyses of each NEO’s cash, equity and total compensation package as compared to similar NEO positions from various other non-distressed public homebuilders.  The Committee’s awards were in line with these other peer companies when adjusted for Meritage’s relative size to ensure the total compensation of our NEOs is sufficient to attract and retain the Company’s top talent while balancing our financial goals of cash conservation and alignment of management goals with those of our shareholders.  In February 2009, our NEOs were granted the following equity awards:

                Steven J. Hilton, Chairman and CEO, was granted 45,000 shares of restricted stock that vest on a pro-rata basis over three years commencing with the first anniversary of the date of grant.  Additionally, Mr. Hilton was also granted 67,500 shares of restricted stock that vest in equal increments over three years beginning with the first anniversary from the date of grant; however, these 67,500 restricted shares only vest if certain performance criteria are met.  The criteria for these shares is based on the Company meeting pre-specified (i) net income, (ii) general and administrative costs and (iii) customer satisfaction rating targets in each of the three years.  Portions of any year’s vesting shares will be awarded if some, but not all, of the criteria are met.

                Larry W. Seay, C. Timothy White and Steven M. Davis were each granted 30,000 shares of restricted stock that vest on a pro-rata basis over three years commencing with the first anniversary of the date of grant.  Additionally, Messrs. Seay, White and Davis were each also granted 45,000 shares of restricted stock that vest in equal increments over three years beginning with the first anniversary from the date of grant; however, these 45,000 restricted shares only vest if certain performance criteria are met.  The criteria for these shares is based on the Company meeting pre-specified (i) net income, (ii) general and administrative costs and (iii) customer satisfaction rating targets in each of the three years.  Portions of any year’s vesting shares will be awarded if some, but not all, of the criteria are met.

                Steven J. Hilton, Larry W. Seay, C. Timothy White and Steven M. Davis remain eligible for annual cash performance-based bonuses under the parameters set forth in their respective employment agreement, or at the discretion of the Compensation Committee.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings($)		All Other Compensation ($)(5)	Total($)
Steven J Hilton,	2008	1,017,500	—	208,602	756,439	—	—		48,892	2,031,433
Chairman and CEO(1)	2007	1,017,500	—	205,233	2,880,731	—	—		206,848	4,310,312
	2006	1,017,500	—	—	1,196,481	7,296,282	—		229,942	9,740,205
Larry W. Seay,	2008	450,000	—	84,982	345,373	—	—		43,381	923,736
EVP and CFO	2007	450,000	—	83,610	1,207,531	—	2,210	(4)	113,735	1,857,086
	2006	303,877	—	10,449	451,734	1,768,796	3,574	(4)	40,137	2,578,567
C. Timothy White,	2008	525,000	—	47,100	127,600	—	—		52,052	751,752
EVP, General Counsel	2007	525,000	450,000	64,877	884,612	—	—		92,420	2,016,909
and Secretary	2006	500,000	—	—	290,596	597,474	—		36,768	1,424,838
Steven M. Davis,	2008	400,000	—	96,411	112,538	—	—		28,713	637,662
EVP and COO	2007	400,000	250,000	155,929	364,560	—	—		218,985	1,389,474
	2006	83,333	400,000	27,624	13,903	—	—		5,524	530,384

(1)                                  All compensation is for Mr. Hilton’s services in his capacity as the Chairman and Chief Executive Officer of the Company. Mr. Hilton did not receive any separate compensation for his services as a director.

(2)                                  The non-vested shares (restricted stock) grants have a fair value equal to the closing price of our stock on the date of the grant, in accordance with the requirements of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment (“SFAS No. 123R”). See additional detail “Grant of Plan-Based Awards” table.

(3)                                  See Note 10 “Incentive Awards and Retirement Plan” of our consolidated financial statements included in our 2008 Annual Report on Form 10-K for a discussion of the Black-Scholes assumptions used for computing the fair value of options granted.  In 2007, we announced a Company-wide stock option tender offer to purchase, for a one-time cash payment of $1.50 per option, all stock options granted to employees and directors between January 1, 2005 and December 31, 2006 with a strike price in excess of $45.00. The 2007 Option Awards compensation for our NEOs includes the following non-cash charges related to the 2007 stock option tender offer program:

Stock Option Tender Offer

Name and Principal Position	Non-Cash Charges ($)
Steven J Hilton, Chairman and CEO	$2,206,937
Larry W. Seay, EVP and CFO	$882,775
C. Timothy White, EVP, General Counsel and Secretary	$503,017
Steven M. Davis, EVP and COO	$315,546

(4)                                  Amount represents above-market earnings on deferred compensation that is not tax-qualified. See Nonqualified Deferred Compensation table below for more detail on Mr. Seay’s deferred compensation earnings.

(5)                                  See following table for more detail:

All Other Compensation Table
Year Ended December 31, 2008

Name and Principal Position		Health and Insurance Premiums ($)(1)	401(k) Match ($)	Car Allowance ($)	Plane Travel ($)(2)	Other ($)(3)(4)(5)	Total All Other Compensation ($)
Steven J Hilton,	2008	33,230	6,030	—	—	9,632	48,892
Chairman and CEO	2007	29,557	6,132	—	3,855	167,304	206,848
	2006	29,505	5,280	17,835	131,165	46,157	229,942
Larry W. Seay,	2008	17,452	8,200	14,400	—	3,329	43,381
EVP and CFO	2007	16,840	8,200	14,400	—	74,295	113,735
	2006	7,555	5,280	14,400	—	12,902	40,137
C. Timothy White,	2008	31,267	—	14,400	—	6,385	52,052
EVP, General Counsel	2007	21,338	—	14,400	—	56,682	92,420
and Secretary	2006	16,772	—	14,400	—	5,596	36,768
Steven M. Davis,	2008	13,713	—	15,000	—	—	28,713
EVP and COO	2007	13,408	—	15,000	—	190,577	218,985
	2006	1,399	—	3,125	—	1,000	5,524

(1)                                  Includes: (i) employer portion of benefits provided to all employees and (ii) life and disability insurance premiums and healthcare check-up as contemplated in each NEO’s employment agreement if such elections were made.

(2)                                  In accordance with Mr. Hilton’s employment agreement in effect during 2006, he was granted the right to personal use of a chartered aircraft for a pre-determined number of annual flight hours. The amounts in the table above reflect these travel benefits, which were computed as out-of-pocket costs paid to the respective aircraft charter companies for these personal-use flights. The balance also reflects any tax gross-up paid to Mr. Hilton in connection with the taxable income associated with these flights. As noted elsewhere in this proxy statement, Mr. Hilton’s amended and restated employment agreement removed the benefit for reimbursement for the right to personal use of a charter aircraft as of its effective date.

(3)                                  Other includes the following for 2008:  income gross-up to reflect tax consequences, as applicable, of $9,632, $3,329 and $6,385 for Messrs. Hilton, Seay and White, respectively.

(4)                                  Other includes the following for 2007: (i) spousal travel of $6,217, $1,182, $1,182 and $1,182 for Messrs. Hilton, Seay, White and Davis, respectively; (ii) relocation costs of $119,012 for Mr. Davis; (iii) stock option tender offer payment of $1.50 per option totaling $150,000, $60,000, $52,500 and $22,500 for Messrs. Hilton, Seay, White and Davis, respectively; and (iv) income gross-up to reflect tax consequences, as applicable, of $11,087, $13,113, $3,000 and $47,883 for Messrs. Hilton, Seay, White and Davis, respectively. Spousal travel is determined as either the actual ticket price for commercial airline travel or the equivalent of a first-class comparable ticket on a major air travel carrier for private plane travel.

(5)                                  Other includes the following for 2006: (i) spousal travel of $7,700, $1,550, $2,100 and $1,000 for Mr. Hilton, Mr. Seay, Mr. White and Mr. Davis, respectively; (ii) gift certificates of $1,000 each to Messrs. Hilton, Seay and White; (iii) income gross-up to reflect tax consequences, as applicable, of $37,457, $10,352, $2,496 and $0 for Mr. Hilton, Mr. Seay, Mr. White and Mr. Davis, respectively. Spousal travel is determined as either the actual ticket price for commercial airline travel or the equivalent of a first-class comparable ticket on a major air travel carrier for private plane travel.

2008 Grants of Plan-Based Awards

		Compensation Committee	Estimated Future Payout(s) Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)		Target ($)		Maximum ($)		or Units ($)	Underlying Options(#)	Awards ($/sh)	Awards ($)(1)
Steven J Hilton,	1/2/08	12/28/07	—	(2)	—	(2)	—	(2)	—	100,000	13.69	649,730
Chairman and CEO	5/19/08	5/19/08							—	139,840	19.90	1,379,564
Larry W. Seay, EVP and CFO	1/2/08	12/28/07	—	(3)	—	(3)	—	(3)	—	36,786	13.69	239,010
C. Timothy White, EVP, General Counsel and Secretary	—	—	—	(4)	—	(4)	—	(4)	—	—	—	—
Steven M. Davis, EVP and COO	—	—	—	(5)	—	(5)	—	(5)	—	—	—	—

(1)                                  Fair value is computed as the Black-Scholes option value calculated in accordance with the provisions of SFAS No. 123R multiplied by the number of options/restricted stock granted for all grants. See Note 10 “Incentive Awards and Retirement Plan” of our consolidated financial statements included in our 2008 Annual Report on Form 10-K for a discussion of the Black-Scholes assumptions used for computing the fair value of options granted.

(2)                                  As discussed in this proxy statement under the heading “Compensation Discussion and Analysis—Employment Agreements—Steven J. Hilton, CEO”, pursuant to the terms of his employment agreement, Mr. Hilton is entitled to a performance-based bonus equal to 0.825% of EBITDA if the Company’s return on assets is in the top half of public homebuilders having revenues of $500 million or more per year, and an additional 0.825% of EBITDA if the Company’s return on equity is in the top half of these public builders. If either measurement falls within the 33rd to 49th percentile, the bonus is 0.5363% of EBITDA for the applicable measurement. If either measurement falls below the 33% threshold, then there would not be any formula bonus paid with respect to such measurement. There is no target award and there is no dollar maximum bonus that can be earned. As discussed above under the heading “Compensation Discussion and Analysis—Discussion of CEO and NEO Compensation—CEO Compensation,” the Compensation Committee determined that no performance-based bonus would be paid to Mr. Hilton for 2008, because the Company did not generate net income or EBITDA in accordance with the terms of his employment agreement.

(3)                                  As discussed in this proxy statement under the heading “Compensation Discussion and Analysis—Employment Agreements—Larry W. Seay, Executive Vice President and Chief Financial Officer”, pursuant to the terms of his employment agreement, Mr. Seay is entitled to a performance-based bonus equal to 0.20% of EBITDA if the Company’s return on assets is in the top half of public homebuilders having revenues of $500 million or more per year, and an additional 0.20% of EBITDA if the Company’s return on equity is in the top half of these public builders. If either measurement falls within the 33rd to 49th percentile, the bonus is 0.13% of EBITDA for the applicable measurement. If either measurement falls below the 33% threshold, then there would not be any formula bonus paid with respect to such measurement. There is no target award and there is no dollar maximum bonus that can be earned. As discussed above under the heading “Compensation Discussion and Analysis—Discussion of CEO and NEO Compensation—Other NEO Compensation—Larry W. Seay, Executive Vice President and Chief Financial Officer,” the Compensation Committee determined that no performance-based bonus should be paid to Mr. Seay for 2008, because the Company did not generate net income or EBITDA in accordance with the terms of his employment agreement.

(4)                                  As discussed in this proxy statement under the heading “Compensation Discussion and Analysis—Employment Agreements—C. Timothy White—Executive Vice President, General Counsel and Secretary”, pursuant to the terms of his employment agreement, Mr. White is entitled to a performance-based bonus equal to 0.1125% of EBITDA. There is no target award and there is no dollar maximum bonus that can be earned.  As discussed above under the heading “Compensation Discussion and Analysis—Discussion of CEO and NEO Compensation—Other NEO Compensation,” the Compensation Committee determined that no performance-based bonus should be paid to Mr. White for 2008, because the Company did not generate net income or EBITDA in accordance with the terms of his employment agreement.

(5)                                  As discussed in this proxy statement under the heading “Compensation Discussion and Analysis—Employment Agreements—Steven M. Davis—Executive Vice President, Chief Operations Officer”, pursuant to the terms of his employment agreement, Mr. Davis is entitled to a performance-based bonus targeted to be between 0.25% and 0.33% of EBITDA. The payout will be based on Mr. Davis achieving specific goals mutually agreed upon between Mr. Davis and the Company. There is no target award and there is no dollar maximum bonus that can be earned. As discussed above under the heading “Compensation Discussion and Analysis—Discussion of CEO and NEO Compensation—Other NEO Compensation,” the Compensation Committee determined that no performance-based bonus should be paid to Mr. Davis for 2008, because the Company did not generate net income or EBITDA in accordance with the terms of his employment agreement.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price($)	Options Expiration Date		Number of Shares or Units of Stock that Have Not Vested(#)		Market Value of Shares of Units of Stock that Have Not Vested($)(9)
Steven J Hilton,	75,290	—	19.30	6/12/09		—		—
Chairman and CEO	74,320	—	16.00	3/13/10		—		—
	64,000	16,000	31.31	5/13/11	(1)	—		—
	15,032	60,128	42.82	1/29/14	(2)	—		—
	—	100,000	13.69	1/2/15	(3)	—		—
	—	139,840	19.90	5/19/15	(4)	—		—
	—	—	—	—		12,000	(5)	146,040
Larry W. Seay,	30,000	—	19.30	6/12/09		—		—
EVP and CFO	30,000	—	16.00	3/13/10		—		—
	24,000	6,000	31.31	5/13/11	(1)	—		—
	7,333	29,334	42.82	1/29/14	(2)	—		—
	10,643	42,571	15.98	12/11/14	(6)	—		—
	—	36,786	13.69	1/2/15	(3)	—		—
	—	—	—	—		4,889	(5)	59,499
C. Timothy White,	5,000	—	19.30	6/12/09		—		—
EVP, General Counsel	5,000	—	16.00	3/13/10		—		—
and Secretary	10,000	—	31.31	5/13/11		—		—
	3,000	12,000	42.82	1/29/14	(2)	—		—
	10,000	40,000	15.98	12/11/14	(6)	—		—
	—	—	—	—		7,500	(7)	91,275
Steven M. Davis,	3,000	12,000	42.82	1/29/14	(2)	—		—
EVP and COO	8,000	32,000	15.98	12/11/14	(6)	—		—
	—	—	—	—		25,000	(8)	304,250

(1)                                  Remaining unvested options vest on May 13, 2009.

(2)                                  Remaining unvested options vest in equal increments on January 29, 2009, 2010, 2011 and 2012.

(3)                                  Remaining unvested options vest in equal increments on January 2, 2009, 2010, 2011, 2012 and 2013.

(4)                                  Remaining unvested options vest in equal increments on May 19, 2009, 2010, 2011, 2012 and 2013.

(5)                                  Remaining unvested shares vest in equal increments on January 29, 2009 and 2010.

(6)                                  Remaining unvested options vest in equal increments on December 11, 2009, 2010, 2011 and 2012.

(7)                                  Remaining unvested shares vest on January 29, 2010.

(8)                                  Remaining unvested shares vest in equal increments on October 16, 2009, 2010 and 2011.

(9)                                  Computed as the number of shares or units of stock that have not yet vested multiplied by the closing price of the Company’s stock on December 31, 2008 of $12.17.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Steven J Hilton, Chairman and CEO	—	—	6,000	63,600
Larry W. Seay, EVP and CFO	40,484	375,894	2,444	25,906
C. Timothy White, EVP, General Counsel and Secretary	20,000	143,300	—	—
Steven M. Davis, EVP and COO	—	—	—	—

2008 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY ($)	Aggregated Earnings in Last FY($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)
Steven J Hilton, Chairman and CEO	—	—	—	—		—
Larry W. Seay, EVP and CFO	—	—	—	59,883	(1)	—
C. Timothy White, EVP, General Counsel and Secretary	—	—	—	—		—
Steven M. Davis, EVP and COO	—	—	—	—		—

(1)                                  The original amount of this award ($47,000) was reported as compensation to Mr. Seay in 2004. The award was made under a previous bonus program that has since been discontinued. In 2008, Mr. Seay was paid the full balance of his deferred bonus agreement—2004 Award Year. Mr. Seay became fully vested in such amount on December 31, 2007.

Potential Payments Upon Termination or Change-of-Control

Summary

We have entered into an employment agreement and change of control agreement with our CEO and each of our other NEOs. Under the terms of these agreements, our CEO and other NEOs are entitled to severance payments and other benefits in the event of certain types of terminations. These benefits can include cash payments, continuation of insurance benefits and the acceleration of outstanding stock options and restricted shares.

Following is a summary of the severance provisions contained in the employment agreements and change of control agreements between the Company and its NEOs. The table includes an estimate of the benefits that would accrue for each executive if the triggering event occurred on December 31, 2008 and is based on each executive’s compensation on that date.

NEO	Triggering Events(1)	Payments/Benefits	Payment Terms	Material Conditions	Potential Value of Benefits(2)
Steven J. Hilton, Chairman and CEO	Voluntary resignation by the executive without good reason	In the case of voluntary resignation without good reason, Mr. Hilton will be entitled to (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums, and (iii) a severance payment equal to $5 million.	The payment will be paid over a period of one year following termination, except that	Mr. Hilton is obligated to provide reasonable consulting services to the Company for a period of two years following termination.	$5,070,065

	Voluntary resignation by the executive with good reason	In the case of voluntary resignation with good reason, Mr. Hilton will be entitled to (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums, and (iii) a severance payment equal to (1) two times Mr. Hilton’s base salary on the date of termination and (2) the actual bonuses earned by Mr. Hilton in the two years prior to his termination (provided such severance payment shall not be less than $5 million nor more than $10 million).	1. In the event of a termination resulting from a change of control, the payment will be paid in one lump sum within 30 days of termination subject to 409A requirements. 2. The pro rata bonus to be paid upon a termination by the Company without cause will be paid as set forth in the employment agreement (after year end). 3. The payment to be paid upon a resignation without good reason will be paid over a period of two years.	In addition, Mr. Hilton must comply with extensive non-compete non-solicitation covenants for a period of two years following termination.	$9,401,347

	Termination by the Company without cause

In the case of termination by the Company without cause, Mr. Hilton will be entitled to (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums, (iii) acceleration and vesting of all outstanding stock options and restricted stock awards granted after January 1, 2007, (iv) a severance payment equal to (1) two times Mr. Hilton’s base salary on the date of termination and (2) the actual bonuses earned by Mr. Hilton in the two years prior to his termination (provided such severance payment shall not be less than $5 million nor more than $10 million), and (v) if the termination occurs during the final three months of the fiscal year, a pro rata bonus for that year based on the bonus criteria then in effect.

					$9,547,387

	Death or disability	In the case of a termination due to death or disability, Mr. Hilton (or his heirs and estate) will receive (i) his base salary through the date of termination, (ii) a pro rata portion of Mr. Hilton’s bonus for the year based on the criteria then in effect, (iii) reimbursement of COBRA premiums, and (iv) acceleration and vesting of all outstanding stock options and restricted stock awards granted after January 1, 2007.			$216,105

	Change of control

In the case of a termination as a result of a change of control, Mr. Hilton will be entitled to a severance payment equal to (1) three times the higher of (i) his annual base salary on the date of termination or (ii) his annual base salary on the date preceding the change of control plus (2) three times the highest of (i) his average annual incentive compensation for the two years prior to termination or (ii) his annual incentive compensation for the year preceding the change of control. The change of control severance payment is capped at the lesser of the amount that could be paid that is not subject to the imposition of a federal excise income tax, or $15 million. Mr. Hilton will also be entitled to continuation of his life, disability and group health insurance benefits for a period of two years following termination and acceleration and immediate vesting of all stock options and restricted stock awards.

					$3,237,464

NEO	Triggering Events(1)	Payments/Benefits	Payment Terms	Material Conditions	Potential Value of Benefits(2)
Larry W. Seay, EVP and CFO	Voluntary resignation by the executive with good reason	In the case of voluntary resignation with good reason, Mr. Seay will be entitled to (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums, and (iii) a severance payment equal to Mr. Seay’s base salary on the date of termination plus the actual bonus earned by Mr. Seay in the two years prior to his termination (provided such severance payment shall not be more than $3.0 million).	The payment will be paid over a period of one year following termination, except that: 1. In the event of a termination resulting from a change of control, the payment will be paid in one lump sum within 30 days of termination subject to 409A requirements.	Mr. Seay is obligated to provide reasonable consulting services to the Company for a period of one year following termination. In addition, Mr. Seay must comply with a non-compete covenant for a period of six months following termination and non-solicitation covenant for a period of one year following termination.	$2,707,270

	Termination by the Company without cause

In the case of termination by the Company without cause, Mr. Seay will be entitled to (i) his base salary through the date of termination, (ii) reimbursement of COBRA premiums, (iii) acceleration and vesting of all outstanding stock options and restricted stock awards granted after January 1, 2007, (iv) a severance payment equal to Mr. Seay’s base salary on the date of termination and the actual bonus earned in the two years prior to his termination (provided such severance payment shall not be more than $3.0 million), and (v) if the termination occurs during the final three months of the fiscal year, a pro rata bonus for that year based on the bonus criteria then in effect.

			2. The pro rata bonus to be paid upon a termination by the Company without cause will be paid as set forth in the employment agreement (after year end).		$2,316,769

	Death or disability	In the case of a termination due to death or disability, Mr. Seay (or his heirs and estate) will receive (i) his base salary through the date of termination, (ii) a pro rata portion of Mr. Seay’s bonus for the year based on the criteria then in effect, (iii) reimbursement of COBRA premiums, and (iv) acceleration and vesting of all outstanding stock options and restricted stock awards granted after January 1, 2007.			$97,973

	Change of control

In the case of a termination as a result of a change of control, Mr. Seay will be entitled to a severance payment equal to (1) two times the higher of (i) his annual base salary on the date of termination or (ii) his annual base salary on the date preceding the change of control plus (2) two times the highest of (i) his average annual incentive compensation for the two years prior to termination or (ii) his annual incentive compensation for the year preceding the change of control. The change of control severance payment is capped at the lesser of the amount that could be paid that is not subject to the imposition of a federal excise income tax, or $6 million. Mr. Seay will also be entitled to continuation of his life, disability and group health insurance benefits for a period of two years following termination and acceleration and immediate vesting of all stock options and restricted stock awards.

					$2,741,105

NEO	Triggering Events(1)	Payments/Benefits	Payment Terms	Material Conditions	Potential Value of Benefits(2)
C. Timothy White, EVP, General Counsel and Secretary	Voluntary resignation by the executive with good reason Termination by Company without cause Change of control

In case of voluntary resignation with good reason, termination by the Company without cause or as the result of a change of control, Mr. White will receive (i) his base salary through the date of termination, (ii) any unpaid bonus for the prior year and a pro rated portion of his bonus for the year in which the termination occurs, (iii) a severance payment equal to two times Mr. White’s base salary and two times his bonus for the previous year (the severance payment is capped at $2.5 million in the case of a termination resulting from a change of control), (iv) reimbursement of COBRA premiums, and (v) acceleration and vesting of all outstanding stock options.

			The payment will be paid within 15 days of the date of termination in the case of a voluntary resignation with good reason or a termination by the Company without cause. The payment will be paid within 30 days following a termination resulting from a change of control.	Mr. White must comply with a non-compete covenant for six months following termination and a non-solicitation covenant for a period of one year following termination. Mr. White may, within 60 days of the date of termination, waive compliance with these provisions, provided that in doing so, he would relinquish his rights to the severance payment described in this table.	$1,996,705

	Death or disability	In the case of death or disability, Mr. White (or his heirs and estate) will receive (i) his base salary through the date of termination, (ii) any unpaid bonus for the prior year and a pro rated amount of Mr. White’s bonus for the year in which the termination occurs, (iii) reimbursement of COBRA premiums, and (iv) acceleration and vesting of all outstanding stock options.			$46,705

Steven M. Davis, EVP and COO	Voluntary resignation by the executive with good reason Termination by Company without cause Change of control

In case of voluntary resignation with good reason, termination by the Company without cause or as the result of a change of control, Mr. Davis will receive (i) his base salary through the date of termination, (ii) any unpaid bonus for the prior year (iii) a severance payment equal to Mr. Davis’ base salary on the date of termination plus his bonus for the year preceding the date of termination, (iv) reimbursement of COBRA premiums, (v) acceleration and vesting of all outstanding stock options, and (vi) for a qualifying termination after September 16, 2007, any restrictions on Mr. Davis’ outstanding restricted stock awards will lapse.

			The payment will be paid within 15 days of the date of termination.	Mr. Davis must comply with a non-solicitation covenant for a period of 18 months following termination.	$748,072

	Death or disability	In the case of death or disability, Mr. Davis (or his heirs and estate) will receive (i) his base salary through the date of termination, (ii) any unpaid bonus for the prior year and a pro rated amount of Mr. Davis’ bonus for the year in which the termination occurs, (iii) reimbursement of COBRA premiums, (iv) acceleration and vesting of all outstanding stock options and (v) any restrictions on Mr. Davis’ outstanding restricted stock awards will lapse.			$348,072

(1)                                  The terms “cause,” “good reason,” “change of control” and “disability” are defined in each executive’s employment and change of control agreements. The determination of whether a triggering event has occurred is determined by the Board of Directors and/or Compensation Committee based on the occurrence or presence of events that might constitute a triggering event, provided, however, the agreements generally provide for a process for the resolution of a dispute between an executive and the Company with respect to the occurrence or existence of a triggering event.

(2)                                  Consistent with the SEC’s rules and regulations concerning executive compensation disclosure, the potential value of each executive’s benefits assumes that that the termination occurred on December 31, 2008, and with a closing stock price of $12.17 on the last business day of 2008. The benefit derived from the acceleration of options was computed as the difference between the strike price and the closing price of our stock on the last day of 2008 for each option grant affected. Total termination benefits represent payments for severance, non-compete and non-disclosure covenants.

DIRECTOR COMPENSATION

In 2008, our non-employee directors received an annual retainer of $50,000; committee chairmen received an additional annual payment of $15,000; and committee members received an additional payment of $10,000. The lead director received an additional $40,000 annually.

The 2008 director compensation is set forth below:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	All Other Compensation ($) (3)	Total ($)
Robert G. Sarver	50,000	199,247	—	249,247
Raymond Oppel	85,000	199,247	—	284,247
Peter L. Ax	125,000	199,247	—	324,247
Richard T. Burke, Sr.	60,000	199,247	—	259,247
Gerald W. Haddock	75,000	199,247	—	274,247

(1)                                  As of December 31, 2008, the outstanding number of options and non-vested restricted stock awards held by the non-employee directors was 29,500, 39,500, 29,500, 29,500 and 19,500 for Messrs. Sarver, Oppel, Ax, Burke and Haddock, respectively.  No options or restricted stock were awarded in 2008.

(2)                                  See Note 10 “Incentive Awards and Retirement Plan” of our Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K for discussion of the Black-Scholes assumptions used for computing the fair value of options and awards granted.

(3)                                  As part of the reimbursement to directors for out-of-pocket expenses incurred in attending Board and committee meetings, we reimburse certain directors for charter aircraft service or other travel and lodging-related expenses. During 2008, we made reimbursements of approximately $18,200, $27,100, $1,300 and $1,200, to Messrs. Burke, Haddock, Oppel and Ax, respectively.

The following Executive Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE EXECUTIVE COMPENSATION COMMITTEE
Raymond Oppel—Chairman Gerald W. Haddock Peter L. Ax

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table summarizes our equity compensation under all of our equity compensation plans as of December 31, 2008:

Plan Category	(a) Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	2,017,527	$24.16	1,502,893
Equity compensation plans not approved by stockholders	—	N/A	—
Total	2,017,527	$24.16	1,502,893

(1)                                  The number of securities remaining available for issuance under existing or future grants includes 3,520,420 shares under our 2006 Stock Incentive Plan. In addition to stock options, stock appreciation rights and performance share awards, the 2006 Stock Incentive Plan allows for the grant of restricted stock shares. Under the 2006 Stock Incentive Plan, awards other than stock options and stock appreciation rights are counted against the shares available for grant as 1.38 shares for every one share issued in connection with such awards.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, directors and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2008 all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act, except for the following:

•                  Steven M. Davis filed a Form 4 on March 18, 2008 for transactions that occurred on March 6, 2008.

•                  Steve J. Hilton filed a Form 4 on May 27, 2008 for transactions that occurred on May 19, 2008.  Additionally, Mr. Hilton filed a Form 5 on January 19, 2009 to correct a transaction that was originally reported in August 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Meritage maintains a written policy concerning conflict of interest transactions that generally applies to transactions between the Company and related persons, including employees, officers and directors and applies to direct and indirect relationships and transactions. Because of the nature of our business, which involves the ownership, development, construction and sale of real estate and single family homes, our policy was carefully constructed to capture transactions and relationships between the Company or its competitors, and related persons. At the same time, we were mindful to not inadvertently create the potential for conflicts relating to transactions that are primarily of a personal nature and do not involve the Company, or conflict with its business (for example, the construction of a vacation home or the purchase of a home from the Company pursuant to its home purchase policy that is available to most employees).

For transactions not exempted from the policy, Meritage’s policy requires that designated members of senior management must review and approve any transaction between a covered person (e.g., employees, officers and directors) and the Company. The policy provides that the Company legal and internal audit departments are to be involved in the review and approval process. For transactions involving directors or senior executive officers (including the officers named in this proxy statement), the proposed transaction must be approved in advance by the Audit Committee of the Board of Directors. Real estate transactions between the Company and related persons are subject to strict scrutiny.

Each of the transactions listed below was approved by the Audit Committee of the Board of Directors pursuant to the policy, except that the payments made to the Phoenix Suns pursuant to the advertising/sponsorship were not specifically approved by the Audit Committee in 2008 as the payments were made pursuant to a previously existing contractual arrangement.

During 2004 the Company entered into an advertising/sponsorship agreement with the National Basketball Association’s Phoenix Suns organization. Mr. Sarver is the controlling owner and managing partner of the Phoenix Suns, and Mr. Hilton is a minority owner of the team. In 2008, 2007 and 2006, we paid approximately $170,000, $329,000 and $714,000, respectively, in advertising/sponsorship costs related to the agreement. We terminated this advertising/sponsorship agreement during 2008.

During 2008, 2007 and 2006, we chartered aircraft services from companies in which Mr. Hilton has a significant ownership interest. Such amounts were:

	Year Ended December 31
	2008	2007	2006
Steven J. Hilton	$89,000	$400,000	$711,000

INDEPENDENT AUDITORS

Deloitte & Touche LLP serves as our principal independent registered public accounting firm. We expect representatives of Deloitte & Touche LLP to be present at our Annual Meeting of Stockholders to respond to appropriate questions, and they will be given an opportunity to make a statement if they desire to do so.

The following table presents fees for professional accounting services rendered by our principal accountant for the audit of our annual financial statements for 2008 and 2007, and fees billed for other services rendered.

	2008	2007
Audit fees(1)	$1,322,872	$1,311,400
Audit-related fees(2)	—	37,000
Audit and audit-related fees	$1,322,872	1,348,400
Tax fees(3)	—	19,400
Total fees	$1,322,872	$1,367,800

(1)                                  Audit fees consisted principally of fees for audit and review services, services related to various SEC filings and related research.

(2)                                  Audit-related fees consisted of fees related to the audit of our 401(k) plan.

(3)                                  Tax fees consisted of fees for income tax consulting and tax (including state and local tax procurement) compliance, including preparation of original and amended state and federal income tax returns, refund claims, and IRS tax audit assistance.

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm. All 2008 and 2007 non-audit services listed above were pre-approved.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

REPORT OF THE AUDIT COMMITTEE

We have reviewed Meritage’s audited consolidated financial statements and met with both management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have also reviewed, and discussed with management and Deloitte & Touche LLP, management’s report and Deloitte & Touche LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We have received from and discussed with Deloitte & Touche LLP the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independence. These items related to that firm’s independence from Meritage. We also discussed with Deloitte & Touche LLP those matters required to be discussed by Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication with those charged with Governance” and Rule 2-07 of Regulation S-X “Communications with Audit Committees.”  Based on these reviews and discussions, we recommended to the Board that Meritage’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

THE AUDIT COMMITTEE

Peter L. Ax—Chairman
Raymond Oppel
Richard T. Burke, Sr.

STOCKHOLDER PROPOSALS

The Board of Directors and Nominating/Governance Committee will consider nominations from stockholders for the class of directors whose terms expire at the year 2010 Annual Meeting. Nominations must be made in writing to our Secretary, not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of mailing of this proxy statement, which is expected to occur on or about April 8, 2009; provided, however, that in the event that the date of the 2010 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s annual meeting, which is to be held on May 21, 2009, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made, and contain sufficient background information concerning the nominee’s qualifications and such other information as specified in our bylaws. Our Corporate Secretary must receive any other stockholder proposals for the 2010 Annual Meeting by the same date, or December 9, 2009 to be considered for inclusion in our 2010 proxy statement.

Proposals to be presented at the 2010 Annual Meeting that are not intended for inclusion in the proxy statement must be submitted in accordance with our bylaws. To be timely, a stockholder’s notice of such a proposal must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not earlier than the 150th day nor later than the 120th day prior to the first anniversary date of mailing of this proxy statement, which is expected to occur on or about April 8, 2009, (or, with respect to a proposal required to be included in Meritage’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received); provided, however, that in the event that the date of the 2010 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s annual meeting, which is to be held on May 21, 2009, notice by the stockholder must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the later of the 120th day prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made.

A nomination or other proposal will be disregarded if it does not comply with the above procedures.

FORWARD LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this proxy statement regarding the anticipated effects of our compensation structure and programs. Meritage undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Meritage’s business, particularly those mentioned under the heading “Risk Factors” in Meritage’s Annual Report on Form 10-K, and in the periodic reports that Meritage files with the SEC on Form 10-Q and Form 8-K.

ANNUAL REPORT ON FORM 10-K AND OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 may be viewed and downloaded from www.meritagehomes.com, may be requested via email through such website or may be requested telephonically at 480-515-8100.  The Annual Report is not considered to be proxy solicitation material.

With respect to the Company’s stockholders’ meetings following the 2009 annual meeting, the Company anticipates furnishing the proxy and other meeting-related materials to stockholders by posting such materials on an Internet website in accordance with applicable laws, and providing stockholders with notice of the Internet availability of such materials.  Paper copies of such materials will be available to stockholders on request, for a period of one year, at no cost, in accordance with applicable laws.

Upon request, the Company will provide by first class mail, to each stockholder of record on the record date, without charge, a copy of this proxy statement and all attachments hereto, the proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the required financial statements and financial statement schedules.  Written requests for this information should be directed to:  Corporate Secretary, Meritage Homes Corporation, 17851 North 85th Street, Suite 300, Scottsdale, AZ  85255.

Meritage Homes Corporation

C. Timothy White Executive Vice President, General Counsel and Secretary April 8, 2009

Meritage Homes Corporation

17851 North 85th Street, Suite 300, Scottsdale, Arizona 85255

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on

Thursday, May 21, 2009

The Proxy Statement, Annual Report and other proxy materials are available at:
http://bnymellon.mobular.net/bnymellon/mth

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 4, 2009 to facilitate timely delivery.

Dear Meritage Homes Corporation Stockholder:

The 2009 Annual Meeting of Stockholders of Meritage Homes Corporation (the “Company”) will be held at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260, on Thursday, May 21, 2009, at 10:00 a.m. local time.

Proposals to be considered at the Annual Meeting:

(1)          To elect three Class II Directors, each to hold office until our 2011 annual meeting,

(2)          To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year, and

(3)          To conduct any other business that may properly come before the meeting or any adjournment of postponement thereof.

Management recommends a vote “FOR” Items 1 and 2.

Management makes no recommendation with respect to Item 3.

The Board of Directors has fixed the close of business on March 31, 2009, as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the annual meeting where you may vote in person can be found on our website, www.investors.meritagehomes.com.

Meeting Location:

Scottsdale Marriott at McDowell Mountains
16770 North Perimeter Drive

Scottsdale, Arizona  85260

The following Proxy Materials are available for you to review online:

•                                          the Company’s 2009 Proxy Statement (including all attachments thereto);

•                                          the Company Annual Report for the year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials); and

•                                          any amendments to the foregoing materials that are required to be furnished to stockholders.

To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com
Internet:	http://bnymellon.mobular.net/bnymellon/MTH.

ACCESSING YOUR PROXY MATERIALS ONLINE

YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST
A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

The Proxy Materials for Meritage Homes Corporation are available to review at:

http://bnymellon.mobular.net/bnymellon/mth

Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online
OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

VOTE BY INTERNET

Use the Internet to vote your shares. Have this card in hand when you access the above web site.

On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

MERITAGE HOMES CORPORATION

BROKER

LOGO

HERE

Return Address Line 1

Return Address Line 2

Return Address Line 3

51 MERCEDES WAY

EDGEWOOD NY 11717

Investor Address Line 1	1 OF 2
Investor Address Line 2	12
Investor Address Line 3	15
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON AlA 1A1

Meeting Information

Meeting Type: Annual Meeting

For holders as of: March 31,2009

Date: May 21, 2009    Time: 10:00 AM MST

Location: Scottsdale Marriott

at McDowell Mountains

16770 North Perimeter Drive

Scottsdale, AZ 85260

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only

Job #

Envelope #

Sequence #

# of # Sequence #

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report   2. Notice & Proxy Statement

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAlL*:	sendmaterial@proxyvote.com

*                 If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 04, 2009 to facilitate timely delivery.

— How To Vote —

Please Choose One of The Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Internal Use Only

Voting items

The Board of Directors recommends you vote FOR the following proposal [s].

1.	Election of Directors

Nominees

1	Peter L. Ax 2011

2	Robert G. Sarver 2011

3	Gerald W. Haddock 2011

The Board of Directors recommends you vote FOR the following proposal (s).

2	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

BARCODE

Broadridge Internal Use Only

xxxxxxxxxx
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Cusip
Job #
Envelope #
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0000 0000 0000

Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #

Envelope #

Sequence #

# of # Sequence #

(REV 03/09)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 AND 2.

Please mark your votes as indicated in this example ☒

1 ELECTION OF DIRECTORS

	FOR ALL	WITHHOLD FOR ALL	EXCEPTIONS
Nominees:

	☐	☐	☐
1 Peter L. Ax
2 Robert G. Sarver
3 Gerald W. Haddock

INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

Exceptions

JOHN M. DOE

	FOR	AGAINST	ABSTAIN

2 Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M. Eastern Time the day prior to the annual meeting.

RESTRICTED AREA–NO COPY OR LOGOS

ABC-1 CORPORATION

JOHN M. DOE

100 SMITH DRIVE

ANYWHERE USA XXXXX–XXXX

INTERNET

http://www.eproxy.com/abc-1

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-580-9477

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders	CONTROL NUMBER
The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/mth	RESTRICTED AREA 3” x 1 1/2”

PROXY
MERITAGE HOMES CORPORATION

Annual Meeting of Stockholders – May 21, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Steven J. Hilton, C. Timothy White and Larry W. Seay, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Meritage Homes Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held Thursday, May 21, 2009, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Meritage Homes Corporation now makes it easy and convenient to get current information on your shareholder account.

• View account status
• View certificate history
• View book-entry information
• View payment history for dividends
• Make address changes
• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

(REV 03/09)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 AND 2.

Please mark your votes as indicated in this example  ☒

1 ELECTION OF DIRECTORS

	FOR ALL	WITHHOLD FOR ALL	EXCEPTIONS

Nominees:

	☐	☐	☐

1 Peter L. Ax
2 Robert G. Sarver
3 Gerald W. Haddock

INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) Exceptions

JOHN M. DOE

	FOR	AGAINST	ABSTAIN

2 Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE  ☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M. Eastern Time on May 18, 2009.

RESTRICTED AREA – NO COPY OR LOGOS

ABC-1 CORPORATION

JOHN M. DOE

100 SMITH DRIVE

ANYWHERE USA XXXXX – XXXX

INTERNET

http://www.eproxy.com/abc-1

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-580-9477

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CONTROL NUMBER

RESTRICTED AREA

3” x 1 1/2”

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/mth

MERITAGE HOMES CORPORATION

401 (k) Retirement Plan
TO: Wells Fargo Retirement Plan Services

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of MERITAGE Homes common stock held in my account in the MERITAGE Homes 401 (k) Retirement Plan at the Annual Meeting of Stockholders to be held on May 21, 2009 and any postponements or adjournments thereof.

Please mark, sign and date the reverse side and
return the proxy card promptly using the enclosed envelope.
(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ FOLD AND DETACH HERE /*\

The undersigned, as a named fiduciary for voting purposes, hereby directs Wells Fargo Bank, N.A. as Trustee for Meritage Homes Corporation 401(k) Savings Plan (“the Plan”), to vote all shares of common stock of Meritage Homes Corporation allocated to my account as of March 31, 2009.

I understand that I am to mail this confidential voting instruction card to BNY Mellon, acting as tabulation agent, or vote by PHONE OR INTERNET as described on the reverse side of this card, and that my instructions must be received by BNY Mellon no later than midnight on May 18, 2009. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the Plan document.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.